UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14a-101)
Information Required in Proxy Statement
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Soliciting Material Pursuant to §240.14a-12

CATCHMARK TIMBER TRUST, INC.

(Name of Registrant as Specified in Its Charter)

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

PROXY STATEMENT AND NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

CatchMark℠

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LETTER FROM OUR CHAIRMAN AND
OUR CEO
5 Concourse Parkway, Suite 2650
Atlanta, Georgia 30328
April 15, 2022
DEAR STOCKHOLDER:
You are invited to attend the Annual Meeting of Stockholders of CatchMark Timber Trust, Inc. (the “annual meeting”), on Tuesday, June 14, 2022 at 10:00 a.m., Eastern Time, which will be held virtually again this year. Stockholders can access the annual meeting online at the following link: www.meetnow.global/MDLTVTX. To participate in the annual meeting, stockholders of record must enter their 14-digit control number, which can be found on your Notice Regarding the Availability of Proxy Materials or proxy card. Additional instructions for attending the annual meeting are included in the proxy statement.
2021 Company Performance
In 2021, we continued to execute our strategy of owning and operating prime timberlands in leading mill markets — 100% of our timberlands are located in the top seven U.S. markets with 63% in the top three markets. We also optimized harvest operations through delivered wood sales, which comprised 72% of our total timber sales volume in 2021, as well as opportunistic stumpage sales. During the year, we achieved our operating performance targets and further improved our capital position and leverage profile. Our fiber supply agreements, delivered wood model and opportunistic stumpage sales were primary performance drivers, generating stable and predictable cash flows. These revenues combined with proceeds from opportunistic land sales and asset management fees were used to cover recurring dividends to our stockholders. We continued to actively manage our timberlands to achieve an optimum balance among biological timber growth, current harvest cash flow, and responsible environmental stewardship.
We also made significant progress in furthering our long-term strategic objectives, including completing two large dispositions under our capital recycling program for a total of 23,100 acres. We also exited the Triple T joint venture, which we believe was the best course of action to support long-term growth in light of our position in the Triple T capital structure. We used the net proceeds from these transactions to pay down
$142.7 million of outstanding debt. Together, these initiatives helped simplify our business model by focusing on our core portfolio in the U.S. South, strengthened our balance sheet, and positioned the company for future growth.
Commitment to Environmental, Social and Governance (ESG) Best Practices
Environmental stewardship is essential to ensuring the long-term biodiversity, productivity and viability of our timberlands, which is the very basis of generating durable cash flows and creating stockholder value. We continued to practice conscientious forest management, maintaining Sustainable Forestry Initiative certification on 100% of our fee timberlands. Our concerted approach to stewardship extends to contractor certifications; wildlife, soil and water conservation; fire management; and chemical usage. We also consider the impact of corporate and timberland-level operations on the well-being of employees, contractors, suppliers and the communities in which we operate, striving to provide a healthy and safe environment.
We published our inaugural ESG Report in 2021 detailing our deep commitment to meeting the highest standards of environmental stewardship, social responsibility, and corporate governance. We also published our first Carbon Report, which detailed our estimates of our carbon storage, sequestration, and emissions in determining an overall positive net carbon impact. We look forward to working with our investors and other stakeholders to gain their perspectives and will consider their contributions as we further develop our ESG program and our framework for ESG reporting.

Letter from Our Chairman and Our CEO

Annual Meeting Proposals
At the 2022 annual meeting, we will be asking you to consider and vote on three proposals, including:
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the election of six director nominees to serve for a one-year term;

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the approval, on an advisory basis, of the compensation we paid our named executive officers; and

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the ratification of the selection by our Audit Committee of our independent auditors.

Our board of directors is furnishing the accompanying proxy statement to provide relevant information to you in connection with the board’s solicitation of proxies to be voted at the annual meeting. The proxies also may be voted at any adjournments or postponements of the annual meeting.
It is important that your shares be represented at the annual meeting regardless of the number of shares of our common stock that you own. Whether or not you plan to attend, you can ensure your shares are represented at the annual meeting by promptly voting online, by phone or by mail.
We look forward to receiving your vote and your participation in the annual meeting.

Sincerely,
Douglas D. Rubenstein Chairman of the Board	Brian M. Davis Chief Executive Officer and President

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NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
TO THE STOCKHOLDERS OF CATCHMARK TIMBER TRUST, INC.:
Notice is hereby given that the 2022 Annual Meeting of Stockholders of CatchMark Timber Trust, Inc. will be held virtually on Tuesday, June 14, 2022 at 10:00 a.m., Eastern Time.

WHEN	VIRTUAL MEETING	RECORD DATE
Tuesday, June 14, 2022 10:00 a.m., Eastern Time	www.meetnow.global/MDLTVTX	April 7, 2022
The annual meeting will be held for the purpose of:
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Considering and voting upon a proposal to elect the six director nominees named in this proxy statement to serve until the 2023 annual meeting of stockholders and until their respective successors are duly elected and qualify;

•	Considering and voting upon a proposal to approve, on an advisory basis, the compensation of our named executive officers;
•	Ratifying the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2022; and
•	Transacting any other business that may properly come before the annual meeting or any adjournment or postponement thereof.
Our board of directors has selected the close of business on April 7, 2022 as the record date for determining stockholders entitled to notice of and to vote at the annual meeting. The Notice Regarding the Availability of Proxy Materials or this notice and the accompanying proxy statement and proxy card are first being mailed or made available to you on or about April 22, 2022.
Whether or not you plan to attend the annual meeting and vote at such time, we urge you to have your vote recorded as early as possible. Stockholders have the following three options for submitting their votes by proxy: (1) online; (2) by phone; or (3) by mail, using the enclosed proxy card (if you received a paper copy of the proxy materials).
Your Vote Is Very Important!
Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.
By Order of the Board of Directors,
Atlanta, Georgia April 15, 2022	Lesley H. Solomon General Counsel and Secretary
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 14, 2022
The Notice of Annual Meeting, Proxy Statement, form of proxy card, and 2021 Annual Report to Stockholders are available at www.catchmark.com/proxy

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PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information you should consider. Please read this entire proxy statement carefully before voting. In this proxy statement, we may refer to CatchMark Timber Trust, Inc. as “we,” “us,” “our,” the “Company” or “CatchMark.”
INFORMATION ABOUT THE 2022 ANNUAL MEETING OF STOCKHOLDERS

WHEN	VIRTUAL MEETING	RECORD DATE
Tuesday, June 14, 2022 10:00 a.m., Eastern Time	www.meetnow.global/MDLTVTX	April 7, 2022

VOTING	ATTENDANCE AND PARTICIPATION:

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Anyone who owned shares of our Class A common stock (“common stock”) at the close of business on April 7, 2022 is entitled to vote at the annual meeting.

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Each share is entitled to one vote on each matter to be voted upon at the annual meeting.

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You are entitled to attend the annual meeting only if you are a holder of record or a beneficial owner of shares of our common stock as of the record date or if you hold a valid proxy for the annual meeting.

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To participate in the annual meeting, stockholders of record must enter their 14-digit control number, which can be found on your Notice Regarding the Availability of Proxy Materials or proxy card.

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Stockholders may vote during the annual meeting by following the instructions available on the meeting website.

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If shares are held through an intermediary, such as a bank, broker or other nominee, stockholders must register in advance to participate in the annual meeting. To register, stockholders must submit proof of their proxy power (legal proxy) reflecting their holdings along with their name and email address to Computershare Fund Services. Stockholders may forward an email from their intermediary or attach an image of their legal proxy to shareholdermeetings@computershare.com. Requests for registration must be received no later than 10:00 a.m., Eastern Time, on June 13, 2022. Stockholders will receive an email confirmation from Computershare Fund Services, which will include a control number that will allow the stockholder to attend and vote at the annual meeting.

Meeting Agenda and Voting Recommendations
Items of Business		Board Recommendation	Page Number
1.	Election of the six directors named as nominees in the proxy statement	FOR	14
2.	Approval, on an advisory basis, of the compensation of our named executive officers	FOR	47
3.	Ratification of the appointment of our independent auditors	FOR	51
In addition to the above matters, we will transact any other business that is properly brought before the annual meeting or any adjournment or postponement thereof.

Proxy Statement Summary

Advance Voting Methods
Whether or not you plan to attend the annual meeting and vote at such time, we urge you to have your proxy vote recorded in advance of the annual meeting. Stockholders have the following three options for submitting their votes by proxy in advance of the meeting: (1) online; (2) by phone; or (3) by mail, using the enclosed proxy card (if you received a paper copy of the proxy materials). For further instructions on voting by proxy, see the proxy card accompanying this proxy statement.
DIRECTOR NOMINEES
We have included summary information about each director nominee in the table below. Each director is elected annually by a majority of votes cast. See “Corporate Governance” beginning on page 7 and “Your Board of Directors” beginning on page 14 for more information regarding our directors and our process for nominating directors.
Name and Primary Occupation	Age	Director Since	Independent	AC	CC	FC	NC
Tim E. Bentsen Retired Partner KPMG LLP	68	2020	✓	C FE		✓
Brian M. Davis CEO and President CatchMark Timber Trust, Inc.	52	2020				✓
James M. DeCosmo Retired CEO and President Forestar Group Inc.	63	2020	✓			✓	C
Paul S. Fisher Retired Vice Chairman, President and CEO CenterPoint Properties Trust	66	2016	✓		✓	C	✓
Mary E. McBride Retired President CoBank, ACB	66	2018	✓	✓ FE	C		✓
Douglas D. Rubenstein – Chairman Executive Vice President, Chief Operating Officer and Director of Capital Markets Benjamin F. Edwards & Company	59	2013	✓	✓	✓		✓
AC = Audit Committee CC = Compensation Committee FC = Finance and Investment Committee	NC = Nominating and Corporate Governance Committee C = Committee Chair FE = Financial Expert

Proxy Statement Summary

2021 Key Accomplishments
We continued to execute our strategy of owning and operating prime timberlands located in leading mill markets and optimizing harvest operations through delivered wood sales and opportunistic stumpage sales in 2021. During the year, we achieved our operating performance targets and further improved our capital position and leverage profile, all while making significant progress in furthering our long-term strategic objectives. Our fiber supply agreements, delivered wood model and opportunistic stumpage sales were primary performance drivers, generating stable and predictable cash flows that, combined with revenues from opportunistic land sales and asset management fees, covered recurring dividends to our stockholders. We continued to actively manage our timberlands to achieve an optimum balance among biological timber growth, current harvest cash flow, and responsible environmental stewardship.
Some of our key accomplishments for 2021 include the following:
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Realized Net Income. Realized net income of $58.4 million, or $1.20 per diluted share, compared to a net loss of $17.5 million in 2020.

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Achieved High End of Adjusted EBITDA Guidance Range. Achieved Adjusted EBITDA* of $49.4 million, at the higher-end of the Company’s guidance range for 2021, a decrease from $52.1 million in 2020, primarily due to a $1.4 million decrease in net timberland sales, which was the result of selling fewer acres.
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Increased Product Pricing. Achieved U.S. South timber sales pricing 17% and 14% higher than 2020 for pulpwood and sawtimber, respectively, driven by strong market fundamentals. Pulpwood and sawtimber stumpage prices for the year also realized 54% and 20% premiums over U.S. South-wide averages, reflecting the concentration of our prime timberlands located in high-demand markets.

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Record Cash Flow from Operations. Generated a record $47.2 million of net cash provided by operating activities, 17% higher than cash provided by operating activities of $40.5 million in 2020.

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Consistent Cash Available for Distribution. Produced consistent cash available for distribution (“CAD”)* of $34.1 million compared to $34.8 million in 2020.

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Paid Fully Covered Dividends. Paid total cash distributions of $23.3 million to stockholders fully covered by cash flow from operations of $47.2 million and CAD of $34.1 million.

For additional information regarding our 2021 accomplishments, see “Executive Compensation — Compensation Discussion and Analysis — Executive Summary — 2021 Company Performance Highlights” beginning on page 23.

*
Adjusted EBITDA and CAD are non-GAAP measures. See Appendix A for an explanation of these non-GAAP measures, a reconciliation of these measures to GAAP net income (loss) and cash provided by operating activities, respectively, and a brief discussion of why we use these measures.

Environmental, Social and Governance Highlights
Environmental

CatchMark seeks to maximize long-term returns by actively managing our timberlands to achieve an optimum balance among biological timber growth, current harvest cash flow, and responsible environmental stewardship.
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Sustainably-Managed Timberlands. We are dedicated to meeting the highest standards in forestry, measured through forest certifications. We are proud that 100% of our fee timberlands are certified as a sustainable forest according to the high standards of the Sustainable Forestry Initiative® (SFI). We voluntarily maintain the rigorous standards required to be certified by SFI, working with third-party independent auditors to ensure our practices measure up to these standards. SFI standards promote sustainable forest management through recognized core principles, including measures to protect water quality, biodiversity, wildlife habitat and at-risk species.
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Millions of Trees Planted. Since 2013, we have planted more than 65 million trees, including over eight million in 2021. We plant four seedlings for every tree that we harvest (excluding thinning operations).

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Inaugural ESG and Carbon Reports. In 2021, we published our inaugural ESG report,

Proxy Statement Summary

demonstrating our commitment to ESG best practices and standards, including disclosure regarding those practices. We also published our first carbon report in which we disclosed both our Scope 1, 2 and 3 carbon emissions as well as the carbon sequestered by our forests, demonstrating the net positive impact that we believe our timberlands have with respect to climate change.
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Forestry Wildlife Partnership. We have been a member of the Forestry for Wildlife Partnership for Georgia since 2010. In 2021, we were again recognized as a Forestry Wildlife Partner by the Georgia Department of Natural Resources’ Wildlife Resources Division and the Governor of Georgia for our stewardship and land management practices benefiting Georgia’s wildlife, in particular our work on the Sprewell Bluff Wildlife Management Area to enhance the forest habitat for the endangered red-cockaded woodpecker.

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Stream Restoration. Through our Dawsonville Bluffs joint venture, we own and manage two mitigation banks located in North Georgia that preserve 17.6 miles of stream, of which 8.5 miles of stream has been restored, improving habitat for sensitive and endangered species including the Etowah crayfish and holiday darter.

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Rare and Endangered Species Protected. We have a process for identifying populations of known threatened, endangered, and rare species and all field personnel have training in species identification and their habitats. In our South Central region we have occurrences of Fringed Campion and Trillium, both endangered plants, and we developed and follow management plans to protect these species.

Social

We care about our employees and recognize that they are key to our success. Our Compensation Committee has oversight for our policies and strategies regarding human capital management and has determined that the policies and strategies discussed below are important to the Company’s performance.
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Protection from Harassment, Discrimination and Retaliation. We believe that all individuals should be treated with dignity and respect, and have adopted a Human Rights Policy that, among other things, includes a No Harassment Policy that does not tolerate discriminatory harassment of any sort, including based on race, color, religion, sex, national origin, age, disability, pregnancy, childbirth, or related medical conditions, gender identity, sexual orientation, genetic information, citizenship status, service member status or any other characteristic protected by federal, state or local anti-discrimination laws. We also value and protect an employee’s right to raise workplace issues without concern for retaliation. We believe our employee relations are good and we have policies and procedures in place to quickly address and remedy employee grievances and any workplace disputes.

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Diversity and Inclusion. We value diversity in the workplace. As of December 31, 2021, 50% of our executive officers were women and 57% of our total number of employees were women. Approximately 24% of our workforce is comprised of individuals that identify as a member of an ethnic or racial minority group, including approximately 10% identifying as Asian, 10% identifying as Black and 5% identifying as Hispanic or Latino.
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Health and Safety. We are committed to providing and maintaining a safe and healthy workplace for all workers (including vendors, contractors, temporary employees and volunteers) as well as clients, visitors and members of the public. Risks and hazards to health and safety will be eliminated or minimized, as far as is reasonably practicable. We have adopted a Health and Safety Policy in furtherance of this commitment. During the year ended December 31, 2021, as a result of the COVID-19 pandemic, we maintained safety protocols to protect our employees and others, including protocols regarding social distancing, health checks and working remotely. Our experienced teams continued to successfully manage our business during this challenging time.

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Benefits, Training and Professional Development. We provide high-quality benefits to our employees, including equity grants for all employees, healthcare and wellness initiatives, and a 401(k) plan with a generous Company match, time-off for volunteering, a charitable matching program, and a scholarship

Proxy Statement Summary

program for children of non-executive employees. We also provide regular training and professional development opportunities for our employees. These include semi-annual, company-wide information security training programs, as well as personal coaching for all officers and executives, and opportunities to attend conferences and other events relevant to the timberland, forest products and REIT industries. During 2021, our employees participated in over 360 hours of training and education programs, or an average of approximately 16 hours per employee.
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Low Average Turnover Rate. We believe that all of our initiatives to make CatchMark an exceptional place to work have resulted in our low historic turnover rate, which averaged 9.7% annually over the past three years. In 2021, our turnover rate was 17.4%, which was higher than average due to the departure of four employees, three of whom had been dedicated to the Triple T joint venture, which we exited in October 2021. While our 2021 turnover rate was higher than our historical average, it was still well below the total turnover rate for the United States for 2020 of 57.3% and the turnover rate for financial activities for 2020 of 31.3%, according to the Bureau of Labor Statistics.

Governance

Our corporate governance policies promote the long-term interests of stockholders, accountability and trust in us. Below is a summary of some of the highlights of our corporate governance framework.

Annual election of all directors

Majority voting with plurality carve out for contested elections

Five of six directors are independent

Separate independent Chairman and CEO

Anti-hedging and anti-pledging policy

Executive officer stock ownership guidelines

Independent director stock ownership guidelines

Regular executive sessions of independent directors

Related person transactions policy

Annual say-on-pay advisory votes

Average director tenure of 4.5 years

Risk oversight by the board and committees

Annual board and committee self-evaluations

No supermajority voting

No stockholder rights plan

Stockholders have ability to amend the bylaws

Board diversity policy

Director continuing education policy

All directors attended at least 75% of 2021 meetings

Stockholder engagement

Executive Compensation Highlights
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Our executive compensation programs are designed to align the interests of our executive officers with those of our stockholders. We believe that our compensation programs encourage executive decision-making that is aligned with the long-term interests of our stockholders by tying a significant portion of our executives’ pay to our performance.

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Our compensation program is comprised of three primary elements: base salary, annual cash incentive awards and long-term equity incentive awards.

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A significant portion of our named executive officers’ 2021 target total direct compensation was “at-risk” — 72% for our CEO and 61% for our other named executive officers — which the Compensation Committee believes aligns our executive officers’ interests with the interests of our stockholders and encourages longer-term value creation for our stockholders.

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Consistent with the Compensation Committee’s commitment to “at-risk” pay that aligns the interest of our executives with our stockholders, the Compensation Committee did not make any adjustments to the rigorous performance goals for the 2019 performance-based long-term incentive awards, which had a three-year performance period ending in December 2021 and were ultimately forfeited by our executives.

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70% of each named executive officer’s (“NEO”) 2021 annual cash incentive award opportunity was based on our achievement of our Adjusted EBITDA, Harvest EBITDA and Leverage targets. The remaining 30% was based on the Compensation Committee’s assessment of each NEO’s individual performance against objective, measurable goals.

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At our 2021 annual meeting of stockholders, we were pleased to receive approximately 98% support for our executive compensation program.

Proxy Statement Summary

Internet Availability of Proxy Materials
We have elected to deliver our proxy materials to the majority of our stockholders using the “notice-and-access” method permitted by SEC rules. Under notice-and-access, instead of a paper copy of the proxy materials, we are sending those stockholders a Notice Regarding the Availability of Proxy Materials (the “Notice”). The Notice contains instructions on how to:
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electronically access our proxy statement for our 2022 Annual Meeting of Stockholders, our 2021 Annual Report to Stockholders and a form of proxy; and

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vote via internet, by telephone or by mail.

Electronic delivery of our proxy materials will allow us to provide stockholders with the information they need more quickly and efficiently, while at the same time lowering our cost of delivery. We are mailing paper copies of the proxy materials to stockholders who have requested to receive them in paper form.

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CORPORATE GOVERNANCE
Our board of directors has oversight responsibility for our operations and approves all major decisions concerning our business. Our board of directors is also responsible for monitoring our operating results, financial condition and our significant risks.
Our board of directors employs practices that foster effective board oversight, including regular reviews of our major governance documents, policies and processes in the context of current corporate governance trends, regulatory changes and recognized best practices. The following sections provide an overview of our corporate governance structure and processes, including key aspects of our board operations.
Selecting Director Nominees and Board Refreshment
Our board of directors is responsible for selecting its nominees and recommending them for election by the stockholders. The board delegates the screening process necessary to identify qualified candidates to the Nominating and Corporate Governance Committee (the “Nominating Committee”). The Nominating Committee annually develops a slate of director nominees who are then recommended to and voted on by our full board of directors. Nominees are then proposed by the board to the stockholders for election. All director nominees stand for election by our stockholders annually.
In developing a slate of nominees, the Nominating Committee annually reviews with our board of directors the appropriate experience, skills and characteristics required of board members in the context of the then-current membership of our board. This assessment includes, in the context of the perceived needs of our board of directors at that time, issues of knowledge, experience, judgment and skills such as an understanding of the timber, forest products or real estate industries, capital markets, accounting or financial management expertise, as well as gender, race and ethnicity. Our board of directors and the Nominating Committee seek a diverse board of directors whose members collectively possess these skills and experiences.
Our board places high importance on diversity and has adopted a policy that each pool of candidates from which board nominees are chosen must include candidates with a diversity of gender, race and ethnicity, a process which is overseen by our Nominating Committee. The Nominating Committee and the board continue to actively seek to develop a board that is more diverse.
Other factors considered by the Nominating Committee in developing a slate of nominees include the candidate’s independence from conflict with us and the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of effort in preparation for those meetings. It also is expected that independent directors nominated by our board of directors will be individuals who possess a reputation and hold or have held positions or affiliations befitting a director of a public company and are or have been actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community.
To identify potential director nominees, the Nominating Committee solicits candidate recommendations from its own members and our management. The Nominating Committee may also engage the services of a search firm to assist in identifying potential director nominees. The Nominating Committee also will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. In evaluating the persons recommended as potential directors, the Nominating Committee will consider each candidate without regard to the source of the recommendation and take into account those factors that the Nominating Committee determines are relevant. Stockholders may directly nominate potential directors (without the recommendation of the Nominating Committee) by satisfying the procedural requirements for such nomination as provided in Article II, Section 11 of our bylaws.

Corporate Governance

Any stockholder may request a copy of our bylaws free of charge by contacting our Secretary at our headquarters:
CatchMark Timber Trust, Inc. 5 Concourse Parkway, Suite 2650, Atlanta, Georgia 30328
855-858-9794 (Atlanta area: 404-445-8480)
info@catchmark.com

Current Board Composition

The chart below highlights the experience and qualifications of our nominees to the Board, as well as their gender, race or ethnicity and length of service on our board of directors.
In 2021, we completed two large dispositions and exited the Triple T joint venture, and as a result, we are a smaller company now than we were previously. We believe these transactions were critical to strengthening our balance sheet and positioning the Company for future growth. However, because we are a smaller company now, we have not yet deemed it appropriate to increase the size of our board of directors. As we execute our growth strategy, which includes both near-term cash accretive acquisitions, portfolio accretive acquisitions and environmentally focused income opportunities, we also expect to expand our board of directors, and we will seek directors with skills and experience to help us achieve this strategy. Pursuant to our previously adopted board diversity policy, the pool of potential director candidates will include people with gender and ethnic or racial diversity, and we intend for the next director that we elect to our board of directors to be a man or woman that is a member of an ethnic or racial minority.
Director	CEO/Senior Management Experience	Timber/ Real Estate Experience	Capital Markets/ Finance Experience	Audit Committee Financial Expert	Gender	Race/ Ethnicity	Length of Service
Tim E. Bentsen	X		X	X	M	White	2 years
Brian M. Davis	X	X	X		M	White	2 year, 4 months
James M. DeCosmo	X	X	X		M	White	2 years
Paul S. Fisher	X	X	X		M	White	6 years, 3 months
Mary E. McBride	X	X	X	X	F	White	4 years, 2 months
Douglas D. Rubenstein	X	X	X		M	White	8 years,4 months
Director Independence
Five of the six current members of our board of directors and all of the members of the Audit Committee, the Compensation Committee and the Nominating Committee are “independent” as defined by the New York Stock Exchange (“NYSE”), and a majority of the members of the Finance and Investment Committee (the “Finance Committee”) meet the NYSE’s definition of independence. The NYSE listing standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, our board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder, or officer of an organization that has a relationship with us). From time to time we may have ordinary course of business relationships with companies with which our directors are associated. Our board of directors considers such transactions in connection with its director independence determinations. Our board of directors has determined that each of Tim E. Bentsen, James M. DeCosmo, Paul S. Fisher, Mary E. McBride and Douglas D. Rubenstein qualifies as an independent director under the listing standards of the NYSE. Brian M. Davis is our Chief Executive Officer and President, and the board does not consider him to be an independent director.
In addition to the independence requirements discussed above, members of the Audit Committee also must satisfy additional independence requirements established by the SEC and the NYSE. Specifically, they may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from us or any of our subsidiaries other than their directors’ compensation and they may not be affiliated with us or any of our subsidiaries. Our board has determined that all of the members of the Audit Committee satisfy

Corporate Governance

the relevant SEC and NYSE independence requirements.
Further, in affirmatively determining the independence of any director who will serve on the Compensation Committee, our board also considers all factors specifically relevant to determining whether a director has a relationship to us that is material to that director’s ability to be independent from management in connection with the duties of a member of the Compensation Committee, including the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by us to such director and whether the director is affiliated with us, our subsidiaries or our affiliates.
Our board has determined that all of the members of the Compensation Committee satisfy this additional independence requirement.
Meetings of Independent Directors
To promote the independence of our board of directors and appropriate oversight of management, our independent directors meet in executive sessions at which only independent directors are present. During these sessions, Mr. Rubenstein, independent director and Chairman of the Board, presides. These meetings are held in conjunction with the regularly scheduled quarterly meetings of our board of directors but may be called at any time by our independent directors. Our board of directors may modify this structure if it determines that a different structure is in the best interest of our stockholders.
Board Leadership Structure
Our board of directors is currently led by Douglas D. Rubenstein, as Chairman of the Board, who is an independent director. We have separated the positions of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for our strategic direction, day-to-day leadership and performance while the Chairman of the Board, in consultation with the Chief Executive Officer, sets the agenda for and presides over meetings of our board of directors.
In addition, we believe that the separation provides a more effective monitoring and objective evaluation of the Chief Executive Officer’s performance. The separation of these leadership roles also allows the Chairman of the Board to strengthen our board’s independent oversight of our performance and governance standards.
Another key component of our board’s leadership structure is the role of its committees. Our board of directors has delegated certain oversight functions to its four standing committees — the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, each of which is comprised entirely of independent directors, and the Finance Committee, of which a majority of the members are independent directors. These committees regularly report back to our board of directors with specific findings and recommendations in their areas of oversight and also consult and work with the Chief Executive Officer and other members of management. Further information about these four committees is provided in “Your Board of Directors — Board Committees.”
We believe that our board’s leadership structure, policies, and practices, when combined with our other governance policies and procedures, function very well in:
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strengthening board leadership;

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fostering cohesive decision making at the board level;

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solidifying director collegiality;

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improving problem solving; and

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enhancing strategy formulation and implementation.

Risk Oversight
Our board of directors has an active role in overseeing the management of risks applicable to us and our operations. We face a number of risks, including strategic risks, economic risks, competitive risks, financing risks, environmental and regulatory risks, and information security risks. Our board of directors manages our risks through its ongoing oversight and review of our acquisitions and dispositions, our joint ventures and our debt and equity financing transactions along with its supervision of our executive officers.
Each of the Board’s committees monitor and oversee the management of risks relevant to those committees.
Audit Committee. The Audit Committee oversees risks related to our system of internal controls, including information security risks, and is responsible for overseeing our annual enterprise risk assessment.
Compensation Committee. The Compensation Committee oversee risks associated with our compensation program, including any risks related to the structure of our incentive compensation program, as well as risks related to human capital management.
Nominating Committee. The Nominating Committee oversees environment, social and governance risks.

Corporate Governance

Finance Committee. The Finance Committee oversees risks related to acquisitions and dispositions along with financing-related risks.
Our board of directors stays informed of each committee’s risk oversight by way of regular reports from the Chair of each committee regarding that committee’s actions. Our board of directors has retained responsibility for oversight of strategic risks and all other risks not otherwise delegated to one of its committees but may establish additional committees in the future to address specific areas of risk as it deems appropriate and in the best interest of our stockholders. We believe that our risk oversight structure is also supported by our current board leadership structure, with the Chairman of the Board working together with each of our standing committees to monitor risks.
Board and Committees Self-Evaluation
Our board of directors and each standing board committee conducts a self-evaluation annually to evaluate the effectiveness of our board of directors and each of its standing committees, focusing on the contribution of our board of directors as a whole and areas in which our board of directors or management believes a better contribution is possible. Pursuant to our Amended and Restated Corporate Governance Guidelines (the “Corporate Governance Guidelines”) and the charters of each of the standing board committees, the Nominating Committee oversees the self-evaluation process. The results of the self-evaluations are discussed by the members of our board of directors, and the Chairman of the Board and chairpersons of each committee coordinate any necessary follow-up actions.
Corporate Governance Guidelines
Upon the recommendation of the Nominating Committee, our board of directors adopted the Corporate Governance Guidelines, which establish a common set of expectations to assist our board of directors in performing its responsibilities. The Corporate Governance Guidelines, a copy of which is available on our website at https://catchmark.investorroom.com/governance-policies, address a number of topics, including, among other things:
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board membership criteria, including relevant skill and experience as well as gender, racial and ethnic diversity;

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selection of directors;

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size of the board;

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independence requirements;

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our director resignation policy if a director does not receive a majority of the votes cast;

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term limits;

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director compensation;

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director responsibilities and continuing education requirements;

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communications with stockholders;

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succession planning;

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self-evaluations; and

•
director access to management and independent advisors.

Code of Business Conduct and Ethics
All of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, must act ethically at all times and in accordance with the policies comprising our code of business conduct and ethics set forth in the Amended and Restated Code of Business Conduct and Ethics (the “Code of Ethics”). The Code of Ethics is published and can be viewed on our website at https://catchmark.investorroom.com/governance-policies. Within the time period required by the SEC and the NYSE, we will post on our website any amendment to or waiver of the Code of Ethics.
Related Person Transactions Policy
Our board of directors recognizes that transactions and relationships between the Company and persons related to the Company can present a heightened risk of actual or potential conflicts of interest and may create the appearance that Company decisions are based on considerations other than those in the best interest of the Company and its stockholders. As a result, the board of directors has adopted a related person transactions policy which provides that all related person transactions are subject to Audit Committee approval or ratification.
A “related person transaction” is any transaction or series of transactions in which:
•
the Company or any of its subsidiaries is a participant;

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any “related person” (an executive officer, director, beneficial owner of more than 5% of the Company’s common stock, or immediate family member or business affiliate of any of the foregoing) has or will have a direct or indirect material interest; and

•
the aggregate amount involved since the beginning of the Company’s last completed

Corporate Governance

fiscal year exceeds or may reasonably be expected to exceed $120,000.
At least annually, each director and executive officer completes a detailed questionnaire that discloses any related person transactions. We also review the Company’s financial records to identify any related person transactions.
In determining whether to approve or ratify a related person transaction, the Audit Committee considers all relevant facts and circumstances, including:
•
the benefits to the Company;

•
the potential effects on a director’s independence;

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the availability of other sources for the product or service;

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the terms of the transaction; and

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the terms related to unrelated parties generally.

The Audit Committee may approve a related person transaction that it determines to be not inconsistent with the best interests of the Company and its stockholders.
Independent Director Compensation Program
Our independent directors are compensated pursuant to our Amended and Restated Independent Director Compensation Plan, the terms of which are described below.
Cash Compensation. Each of our independent directors (other than a member of the Audit Committee) receives an annual cash retainer of $50,000, and each of our independent directors who is a member of the Audit Committee receives an annual cash retainer of $56,000. In addition, the chair of the Audit Committee receives a supplemental cash retainer of $12,500, and the chairs of the Compensation Committee, Nominating Committee and Finance Committee receive a supplemental cash retainer of $10,000. The non-executive Chairman of the Board receives a supplemental cash retainer of $50,000. A director may choose to receive his or her cash retainers in shares of our common stock.
Equity Compensation. We also make an annual equity grant to our independent directors. In 2021, we made this grant on June 25, 2021, the first business day immediately following our 2021 annual meeting, to each of our directors that was re-elected at the meeting. The equity grant had a value of $70,000 on the grant date and directors had the right to elect to receive their equity grant in the form of shares of our common stock or LTIP units in our operating partnership. For more information regarding our LTIP units, see Note 8 — Noncontrolling Interest to our consolidated financial statements included in our annual report on Form 10-K filed with the SEC on March 3, 2022. The number of shares or LTIP units granted to each independent director was determined by dividing $70,000 by the fair market value per share of our common stock or per LTIP unit, as applicable, on the grant date.

Corporate Governance

2021 Director Compensation
The following table provides information about the compensation earned by our independent directors during 2021:
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Total ($)
Tim E. Bentsen	68,500	69,998	138,498
James M. DeCosmo	60,000	69,998	129,998
Paul S. Fisher	60,000	69,998	129,998
Mary E. McBride	66,000	69,998	135,998
Douglas D. Rubenstein	106,000	69,998	175,998

(1)
Includes base retainer and supplemental retainer, which are payable quarterly in advance of the relevant quarter.

(2)
Reflects the grant date fair value of shares of our common stock or LTIP units granted pursuant to our Amended and Restated Independent Director Compensation Plan determined in accordance with FASB ASC Topic 718. On June 25, 2021, following their re-election to our board of directors, one of our independent directors received 5,838 restricted shares of our common stock and four of our independent directors received 5,838 restricted LTIP units, all of which were subject to vesting based on the independent director’s continued service at the 2022 annual meeting.

(3)
As of December 31, 2021, our independent directors held the following unvested common stock and LTIP unit awards:

Name	Unvested Common Stock and LTIP Unit Awards (#)
Tim E. Bentsen(a)	5,838
James M. DeCosmo(a)	5,838
Paul S. Fisher(a)	5,838
Mary E. McBride(a)	5,838
Douglas D. Rubenstein(b)	5,838

(a)
Represents unvested LTIP unit awards.

(b)
Represents unvested common stock awards.

Our directors did not hold any unvested option awards as of December 31, 2021.
Stock Ownership Guidelines for Independent Directors
Our board of directors has adopted stock ownership guidelines for our independent directors that require that each independent director own shares of our common stock having a value of four times his or her annual cash retainer. Each director must meet the stock ownership guidelines by the fifth anniversary of his or her election to the board. Until the ownership guidelines are met, or at any time the director is not in compliance with the guidelines, he or she must retain 100% of any shares received from the Company for service on the board, with an exception for shares sold for the limited purposes of paying the exercise price, in the case of stock options, or satisfying any applicable tax liability related to the award. Two of our five independent directors have achieved their respective stock ownership guideline. Of the remaining three independent directors who have not achieved such ownership guideline, one was initially elected in 2018 and two were initially elected in 2020, and all are making continued strides toward doing so.
Prohibition on Hedging and Pledging
Our insider trading policy prohibits our directors, officers and other employees from (i) holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan, and (ii) engaging in hedging transactions in our securities.
Communications with Our Board of Directors
We have established several means for stockholders to communicate concerns to our board of directors. If the concern relates to our financial statements, accounting practices or internal controls, stockholders should submit the concern in writing to the Chair of the Audit Committee in care of our Secretary at our headquarters c/o CatchMark Timber Trust, Inc., 5 Concourse Parkway, Suite 2650, Atlanta, Georgia 30328; by email at info@catchmark.com; by telephone at 855-858-9794 (Atlanta area: 404-445-8480).

Corporate Governance

If the concern relates to our governance practices, business ethics or corporate conduct, stockholders should submit the concern in writing to the Chairman of the Nominating Committee in care of our Secretary at our headquarters at the above address. If uncertain as to which category a concern relates, a stockholder may communicate the concern to any one of the independent directors in care of our Secretary at our headquarters at the above address.
Interested parties may contact the independent directors by directing any inquiries to the independent directors at our headquarters:
CatchMark Timber Trust, Inc., 5 Concourse Parkway, Suite 2650, Atlanta, Georgia 30328
855-858-9794 (Atlanta area: 404-445-8480)
info@catchmark.com
Stockholders also may communicate concerns with our directors at the annual meeting.

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YOUR BOARD OF DIRECTORS
PROPOSAL 1 — ELECTION OF DIRECTORS
Our board of directors currently consists of six members, all of whose terms expire at the annual meeting. Based on the recommendation of the Nominating Committee, our board of directors has nominated the six persons named below for election as directors at the annual meeting. If elected, the nominees will serve as directors until the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualify.
Each of the director nominees is a current member of our board of directors, and all were elected by the stockholders at our last annual meeting. If any director nominee becomes unable or unwilling to stand for re-election, our board of directors may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original director nominee will be cast for the substituted director nominee.

DIRECTOR NOMINEES
Name	Age	Position(s)	Term of Office
Tim E. Bentsen	68	Independent Director	Since 2020
Brian M. Davis	52	Chief Executive Officer, President and Director	Since 2020
James M. DeCosmo	63	Independent Director	Since 2020
Paul S. Fisher	66	Independent Director	Since 2016
Mary E. McBride	66	Independent Director	Since 2018
Douglas D. Rubenstein	59	Chairman of the Board	Since 2013

Your Board of Directors

COMMITTEES • Audit • Finance and Investment	TIM E. BENTSEN	Age 68

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Tim E. Bentsen has served as one of our independent directors since April 2020.

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Mr. Bentsen is a former audit partner and practice leader of KPMG LLP, a U.S.-based global audit, tax and advisory services firm, a position he retired from in 2012.

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Over his 37 years with KPMG, he served as an audit partner for numerous publicly traded companies with a specialization in the financial services industry.

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Mr. Bentsen also served in a variety of leadership roles, including Southeast Area Managing Partner and Atlanta office Managing Partner.

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Mr. Bentsen also served on national leadership teams for the financial services and audit practice as well as on the firm’s national Operations Committee.

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In addition, he served as an account executive for many of the largest audit and non-audit clients in the Southeast, where he had extensive involvement with executive management, audit committees and boards of directors.

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Mr. Bentsen has been a frequent speaker on corporate governance matters across the country and served in a leadership role for KPMG’s Audit Committee Institute.

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He served as an organizer and faculty member for the University of Georgia’s Directors’ College for over ten years.

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Mr. Bentsen is a member of the board of directors of Synovus Financial Corp., where he serves as chairman of the compensation and human capital committee and a member of the executive, audit and risk committees.

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He has also served as a member of the board of trustees and audit committee of Ridgeworth Funds, a mutual fund complex,

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He served on the board of Krispy Kreme Doughnuts, Inc., a company specializing in sweet treats and complementary products, prior to that company going private in 2016.

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Mr. Bentsen was an Executive-in-Residence at the J.M. Tull School of Accounting at the University of Georgia from 2012 to 2018.

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He is a member of the board of directors of the Atlanta chapter of the National Association of Corporate Directors.

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He holds a Bachelor of Business Administration from Texas Tech University.

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Mr. Bentsen practiced as a certified public accountant for 40 years.

QUALIFICATIONS
Our board of directors has determined Mr. Bentsen’s extensive audit and accounting experience, coupled with his corporate governance, risk management and financial acumen, enable him to effectively carry out his duties and responsibilities as a director.

Your Board of Directors

Chief Executive Officer and President, CatchMark COMMITTEES • Finance and Investment	BRIAN M. DAVIS	Age 52

•
Brian M. Davis has served as our Chief Executive Officer and President and as a member of our board of directors since January 2020.

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Prior to that, he served as:

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our President and Chief Financial Officer from April 2019 to January 2020;

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our Senior Vice President and Chief Financial Officer from March 2013 to April 2019;

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our Treasurer from October 2013 to February 2018;

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our Secretary from July 2018 to October 2018; and

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our Assistant Secretary from August 2013 to July 2018.

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Mr. Davis served as Senior Vice President and Chief Financial Officer of Wells Timberland Investment Management Organization, LLC from March 2009 until October 2013 and as its Vice President from October 2007 through March 2009.

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From 2000 until joining Wells Real Estate Funds, Inc. in 2007, Mr. Davis held various roles at Atlanta-based SunTrust Bank, delivering strategic advisory, capital-raising and financial risk-management solutions to large corporate and middle-market clients.

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Mr. Davis has nearly 30 years of experience in business and financial services and has held key roles in finance, treasury and strategy.

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Mr. Davis received his Bachelor of Business Administration and Master of Business Administration from Ohio University.

QUALIFICATIONS
Our board of directors concluded that as a result of his role as our Chief Executive Officer and President as well as his deep industry knowledge, financial expertise and vision, Mr. Davis is qualified to serve on our board of directors.

COMMITTEES • Finance and Investment • Nominating and Corporate Governance	JAMES M. DECOSMO	Age 63

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James M. DeCosmo has served as one of our independent directors since April 2020.

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Mr. DeCosmo served as the President and Chief Executive Officer of Forestar Group Inc., a real estate and oil and gas company, from 2006 to 2015 and as a director of Forestar from 2007 to 2015.

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Prior to Forestar’s spin-off from Temple-Inland Inc. in 2007, Mr. DeCosmo served as Temple-Inland’s Group Vice President from 2005 to 2007; Vice President, Forest from 2000 to 2005; and Director of Forest Management from 1999 to 2000.

•
Prior to joining Temple-Inland, Mr. DeCosmo held various land management positions throughout the southeastern United States, including with Kimberly-Clark Corporation and its predecessor Scott Paper Company from 1982 to 1999.

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Mr. DeCosmo received a Bachelor of Science in Forest Resources and Management from the University of Florida and attended the Stanford Executive Program.

QUALIFICATIONS
Our board of directors has determined that Mr. DeCosmo’s extensive experience in the management of timberlands, combined with his experience serving as a Chief Executive Officer and a director of, and otherwise managing, organizations engaged in the ownership, acquisition and management of timberlands, enable Mr. DeCosmo to effectively carry out his duties and responsibilities as a director.

Your Board of Directors

COMMITTEES • Compensation • Finance and Investment • Nominating and Corporate Governance	PAUL S. FISHER	Age 66

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Paul S. Fisher has served as one of our independent directors since January 2016.

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Mr. Fisher was the President and Chief Executive Officer of CenterPoint Properties Trust (“CenterPoint”), a developer, investor and manager of supply chain industrial assets and related transportation infrastructure, from 2011 to 2013.

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Mr. Fisher co-founded CenterPoint in 1993 and served as its General Counsel and Chief Financial Officer before being appointed President in 2004 and Chief Executive Officer in 2011.

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CenterPoint was a publicly traded REIT from 1993 to 2006, when it was privatized by a joint venture of the California Employees Retirement System and LaSalle Investment Management, Inc.

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Mr. Fisher served as vice chairman of CenterPoint from 2013 to 2018.

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Before joining CenterPoint, Mr. Fisher was a Vice President of Finance and Acquisitions at Miglin-Beitler Inc., a Chicago-based office developer.

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Prior to that, Mr. Fisher served as Vice President of Corporate Finance at The First National Bank of Chicago and as a Vice President of Partnership Finance at VMS Realty, a Chicago-based real estate syndication company.

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Mr. Fisher served on the U.S. Department of Commerce Advisory Council on Supply Chain Competitiveness.

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He serves as Chair of the Advisory Board for the Baumhart Center for Social Enterprise and Responsibility at Loyola University Chicago.

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Mr. Fisher received a Bachelor of Arts in Economics from The University of Notre Dame and a Doctor of Law from The University of Chicago School of Law.

QUALIFICATIONS
Our board of directors has determined that Mr. Fisher’s extensive experience in real estate investment and management, particularly his experience serving as President of, and otherwise managing, a major publicly traded REIT, provides him with skills and knowledge that enable him to effectively carry out his duties and responsibilities as a director.

COMMITTEES • Audit • Compensation • Nominating and Corporate Governance	MARY E. MCBRIDE	Age 66

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Mary E. McBride has served as one of our independent directors since February 2018.

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Ms. McBride was President of CoBank, ACB (“CoBank”), a cooperative bank and member of the Farm Credit System serving vital industries across rural America, from 2013 to 2016. Ms. McBride joined CoBank in 1993 and served as Vice President, Loan Policy & Syndications; Senior Vice President and Manager, Corporate Finance Division; Senior Vice President and Manager, Operations Division; Executive Vice President, Communications and Energy Banking Group; and Chief Operating Officer before being appointed Chief Banking Officer in 2010. During her time at CoBank, Ms. McBride was integrally involved in the origination and management of loans to the timber industry throughout the United States.

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Before joining CoBank, Ms. McBride was Senior Vice President and Manager, Commercial Lending at First Interstate Bank of Denver, N.A.

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Prior to that, she served as Assistant Vice President, Energy & Utilities at First National Bank of Boston.

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Ms. McBride currently serves on the boards of directors of Intrepid Potash, Inc. (NYSE: IPI) and Ellington Residential Mortgage REIT (NYSE: EARN).

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Ms. McBride previously served on the Biomass Technical Advisory and Research Committee of the U.S. Departments of Energy and Agriculture from 2006 to 2012. She also previously served as Chair of Mile High United Way.

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Ms. McBride received a Bachelor of Arts in Political Science from Wellesley College, a Master of Science in European Studies from the London School of Economics and a Master of Science in Applied Economics and International Management and Finance from the Sloan School of Management at the Massachusetts Institute of Technology.

QUALIFICATIONS
Our board of directors has determined that Ms. McBride’s extensive experience in commercial banking, particularly in the timber industry, enable Ms. McBride to effectively carry out her duties and responsibilities as a director.

Your Board of Directors

Non-Executive Chairman of the Board COMMITTEES • Audit • Compensation • Nominating and Corporate Governance	DOUGLAS D. RUBENSTEIN	Age 59

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Douglas D. Rubenstein has served as one of our independent directors since December 2013 and as our Chairman of the Board since June 2020.

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Mr. Rubenstein has served as Executive Vice President, Chief Operating Officer and Director of Capital Markets for Benjamin F. Edwards & Company, Inc., a private, full-service broker-dealer, since August 2016, having served as its Senior Vice President and Director of Capital Markets and Business Strategy since June 2012.

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From 2007 to June 2012, he held various positions in the Real Estate Investment Banking Group of Stifel, Nicolaus & Company, Inc., including Managing Director from 2007 to August 2008, Co-Group Head from August 2008 to December 2008 and Managing Director and Group Head from January 2009 to June 2012.

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From 1985 to 2007, he served in a variety of roles in the Capital Markets Division of A.G. Edwards & Sons, Inc., a U.S.-based financial services company that was acquired by Wachovia Corporation (now Wells Fargo & Company) in 2007 and was promoted from Analyst ultimately to Managing Director and Real Estate Group Coordinator.

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Mr. Rubenstein served as a trustee at Whitfield School

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He previously served as a director and Chairman of the Board of Life Skills, a non-profit organization, for 16 years.

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He holds Series 7 (grandfathered into Series 79), 24, 55 and 63 licenses and was formerly a member of the National Association of Real Estate Investment Trusts (“NAREIT”).

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Mr. Rubenstein received a Bachelor of Arts in Economics from Lake Forest College and a Master of Business Administration from the John M. Olin School of Business at Washington University.

QUALIFICATIONS
Our board of directors has determined that Mr. Rubenstein’s extensive experience in the real estate industry and, specifically, raising capital for real estate companies, provides him with skills and knowledge that enable him to effectively carry out his duties and responsibilities as a director.

Vote Required

Under our bylaws, the affirmative vote of a majority of the total votes cast for and against a nominee at a meeting of stockholders duly called and at which a quorum is present is required for the election of each nominee as a director. Abstentions and broker non-votes do not count as votes cast for this proposal and therefore will not have any effect on the election of the directors. As required by the Corporate Governance Guidelines, any nominee for whom more votes are cast against than are cast for must offer to resign from the board.
Recommendation

Your board of directors unanimously recommends a vote “FOR” all of the nominees listed above for re-election as directors.

Your Board of Directors

BOARD COMMITTEES
Our board of directors has established the following standing committees: the Audit Committee, the Compensation Committee, the Finance Committee and the Nominating Committee. Information regarding each of the committees is discussed below.
Audit Committee	Meetings in 2021: 6
MEMBERS • Tim E. Bentsen • Mary E. McBride • Douglas D. Rubenstein AUDIT COMMITTEE REPORT The Report of the Audit Committee appears on page 48 of this proxy statement.
Our board of directors has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.
PRINCIPAL RESPONSIBLITIES
The Audit Committee’s primary function is to assist our board of directors in overseeing:
•
the integrity of our financial statements;

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the effectiveness of our internal control over financial reporting;

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our compliance with legal and regulatory requirements, including overseeing our legal compliance and ethics program;

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the independent auditors’ qualifications and independence; and

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the performance of our internal audit function and independent auditors.

The Audit Committee is directly responsible for the appointment, retention, compensation, evaluation, oversight and termination of our independent auditors. The Audit Committee is also responsible for preparing the report that appears on page 48 of this proxy statement.
In addition, the Audit Committee is responsible for the oversight of risk assessment and risk management, including significant financial and information security risk exposures and the steps corporate management has taken to monitor, control and report such exposures. The Audit Committee receives reports from our management regarding these matters at least annually.
The Audit Committee fulfills its responsibilities primarily by carrying out the activities enumerated in the Audit Committee Charter adopted by our board of directors.

QUALIFICATIONS
All of the members of the Audit Committee are “independent” and “financially literate” as defined under the rules of the NYSE and the SEC, discussed in further detail under “Corporate Governance—Director Independence” above.
Mr. Bentsen and Ms. McBride have been designated as audit committee financial experts.
CHARTER
Available on our website at https://catchmark.investorroom.com/
governance-policies.

Your Board of Directors

Compensation Committee	Meetings in 2021: 7
MEMBERS • Mary E. McBride • Paul S. Fisher • Douglas D. Rubenstein COMPENSATION COMMITTEE REPORT The Report of the Compensation Committee appears on page 22 of this proxy statement.
PRINCIPAL RESPONSIBLITIES
The primary function of the Compensation Committee is to assist our board of directors in fulfilling its responsibilities with respect to:
•
the compensation of our Chief Executive Officer and our other executive officers, and

•
the administration of our compensation plans, programs and policies.

The Compensation Committee also assists our board of directors with oversight of our policies and strategies related to culture and human capital management, including diversity and inclusion.
For additional information about the Compensation Committee’s processes and the role of executive officers and compensation consultants in determining compensation, see “Compensation Discussion and Analysis” below.
The Compensation Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Compensation Committee Charter adopted by our board of directors.

QUALIFICATIONS
All of the members of the Compensation Committee are “independent” under the listing standards of the NYSE and under the rules and regulations of the SEC, discussed in further detail under “Corporate Governance—Director Independence” above.
CHARTER
Available on our website at https://catchmark.investorroom.com/
governance-policies.

Finance and Investment Committee	Meetings in 2021: 4
MEMBERS • Paul S. Fisher • Tim E. Bentsen • Brian M. Davis • James M. DeCosmo
PRINCIPAL RESPONSIBLITIES
The primary function of the Finance Committee is to assist our board of directors in discharging its oversight responsibilities relating to:
•
proposed acquisitions;

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dispositions;

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major capital investments; and

•
financing arrangements.

The Finance Committee fulfills its responsibilities primarily by carrying out the activities enumerated in the Finance Committee Charter adopted by our board of directors.

QUALIFICATIONS
A majority of the members of the Finance Committee are “independent” under the listing standards of the NYSE, discussed in further detail under “Corporate Governance—Director Independance” above.
CHARTER
Available on our website at https://catchmark.investorroom.com/
governance-policies.

Your Board of Directors

Nominating and Corporate Governance Committee	Meetings in 2021: 4
MEMBERS • James M. DeCosmo • Paul S. Fisher • Mary E. McBride • Douglas D. Rubenstein
PRINCIPAL RESPONSIBLITIES
The primary functions of the Nominating Committee are:
•
identifying individuals qualified to serve on our board of directors;

•
overseeing, developing and recommending to our board of directors a set of corporate governance guidelines and periodically re-evaluating such guidelines for the purpose of suggesting amendments to them if appropriate;

•
determining the composition of our board of directors; and

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overseeing an annual evaluation of our board of directors and each of the committees of our board of directors.

The Nominating Committee is also responsible for:
•
overseeing our Environmental, Social and Governance (“ESG”) strategy, initiatives and policies; and

•
any political contributions or government relations activities in which we engage.

The Nominating Committee fulfills its responsibilities primarily by carrying out the activities enumerated in the Nominating Committee Charter adopted by our board of directors.

QUALIFICATIONS
All of the members of the Nominating Committee are “independent” under the listing standards of the NYSE, discussed in further detail under “Corporate Governance —Director Independance” above.
CHARTER
Available on our website at https://catchmark.investorroom.com/
governance-policies.

DIRECTOR ATTENDANCE AT MEETINGS
During 2021, our board of directors held 19 meetings, either in person, via videoconference or telephonically. Each member of the board attended at least 75% of the aggregate number of meetings of the board and the committees on which such director served during 2021. Although we have no policy with regard to attendance by the members of our board of directors at our annual meetings of stockholders, we invite and encourage the members of our board of directors to attend our annual meetings to foster communication with stockholders. In 2021, all six of our directors attended the annual meeting of stockholders, which was held virtually via webcast.

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EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee of the board is responsible for reviewing and approving the compensation of the Company’s executive officers, establishing the performance goals on which the Company’s compensation plans and programs are based and setting the overall compensation principles that guide the Compensation Committee’s decision-making. The Compensation Committee’s over-arching objective is to maintain an executive compensation program that supports the long-term interests of the Company’s stockholders. We seek to satisfy this objective, and to align the interests of our executives with those of our stockholders, through a program in which a significant portion of executive compensation is based upon performance.
In fulfilling its responsibilities, the Compensation Committee reviewed and discussed with management the following Compensation Discussion and Analysis, which describes the Compensation Committee’s decisions regarding the compensation of the Company’s executive officers for 2021. In reliance on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement for the 2022 annual meeting of stockholders and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, each filed with the Securities and Exchange Commission.
THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:
Mary E. McBride, Chair
Paul S. Fisher
Douglas D. Rubenstein

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS
In the paragraphs that follow, we provide an overview and analysis of our compensation program and policies for 2021. Following this Compensation Discussion and Analysis (“CD&A”), you will find a series of tables and narrative disclosure containing specific data about the compensation earned in 2021 by the following individuals, whom we refer to as our named executive officers (the “NEOs”):

Brian M. Davis	Ursula Godoy-Arbelaez	Todd P. Reitz	Lesley H. Solomon
Chief Executive Officer and President	Chief Financial Officer, Senior Vice President and Treasurer	Chief Resources Officer and Senior Vice President	General Counsel and Secretary
Executive Summary
Our executive compensation programs are designed to align the interests of our executive officers with those of our stockholders. We believe that our compensation programs encourage executive decision-making that is aligned with the long-term interests of our stockholders by tying a significant portion of our executives’ pay to our performance. The Compensation Committee reviews executive compensation program components, targets and payouts on an annual basis to ensure the strength of our pay-for-performance alignment.
2021 Company Performance Highlights

We continued to execute our strategy of owning and operating prime timberlands located in leading mill markets and optimizing harvest operations through delivered wood sales and opportunistic stumpage sales in 2021. During the year, we achieved our operating performance targets and further improved our capital position and leverage profile, all while making significant progress in furthering our long-term strategic objectives. Our fiber supply agreements, delivered wood model and opportunistic stumpage sales were primary performance drivers, generating stable and predictable cash flows that, combined with revenues from opportunistic land sales and asset management fees, covered recurring dividends to our stockholders. We continued to actively manage our timberlands to achieve an optimum balance among biological timber growth, current harvest cash flow, and responsible environmental stewardship.
Our key accomplishments for 2021 include the following:
•
Generated Stable Revenues. Generated revenues of $102.2 million compared to $104.3 million for 2020.

•
Realized Net Income. Realized net income of $58.4 million, or $1.20 per diluted share, compared to a net loss of $17.5 million in 2020.

•
Achieved High End of Adjusted EBITDA Guidance Range. Achieved Adjusted EBITDA* of $49.4 million, at the higher-end of the Company’s guidance range for 2021, a decrease from $52.1 million in 2020, primarily due to a $1.4 million decrease in net timberland sales, which was the result of selling fewer acres.
•
Increased Product Pricing. Achieved U.S. South timber sales pricing 17% and 14% higher than 2020 for pulpwood and sawtimber, respectively, driven by strong market fundamentals. Pulpwood and sawtimber stumpage prices for the year also realized 54% and 20% premiums over U.S. South-wide averages, reflecting the concentration of our prime timberlands located in high-demand markets.

•
Strong Timber Sales Revenue on Reduced Volumes. Timber sales revenue of $72.5 million in 2021 was slightly higher than the prior year’s $72.3 million, highlighting the strength of product pricing as harvest volumes were 12% lower in 2021 than 2020.

•
Increased Timberland Sales Pricing. We received 11% higher pricing per acre on timberland sales despite 19% lower average per-acre stocking, capitalizing on strong market demand. Margins on timberland sales also increased to 31% in 2021 compared to 21% in 2020.

•
Record Cash Flow from Operations. Generated a record $47.2 million of net cash provided by operating activities, 17% higher than cash provided by operating activities of $40.5 million in 2020.

•
Consistent Cash Available for Distribution. Produced consistent cash available for

Executive Compensation

distribution (“CAD”)* of $34.1 million compared to $34.8 million in 2020.
•
Executed Two Large Dispositions. During 2021, we completed two large dispositions under our capital recycling program. We sold 5,000 acres of fee timberlands in Georgia for $7.5 million and recognized a gain of $0.8 million, and in the Pacific Northwest, we completed the large disposition of 18,100 acres of prime Oregon timberlands for $100.0 million and recognized a gain of $23.4 million upon the sale. Through the capital recycling program, we strengthened our balance sheet, improved our leverage profile, and positioned ourselves for future growth. We currently have no plans to complete additional large dispositions under our capital recycling program.

•
Triple T Exit. We exited the Triple T joint venture through the redemption of our common equity interests in exchange for $35.0 million in cash. In addition our asset management agreement with Triple T was terminated and replaced by a transition services agreement, effective retroactively from September 1,

2021 through March 31, 2022, under which we provided transition services in exchange for a service fee of $5.0 million. The Triple T exit was the best course to support long-term growth in light of our subordinated position in the Triple T capital structure and the required per acre price increases needed to satisfy the Triple T partners’ accruing preferred return. It was also an important step in simplifying our business model to focus on our core portfolio in the U.S. South, strengthening our balance sheet, and positioning the Company for future growth.
•
Reduced Debt Balance. Following the exit from the Triple T joint venture and the completion of the two large dispositions, we reduced our outstanding debt balance by $142.7 million to $300.0 million as of December 31, 2021.

•
Paid Fully Covered Dividends. Paid total cash distributions of $23.3 million to stockholders fully covered by cash flow from operations of $47.2 million and CAD of $34.1 million.

*
Adjusted EBITDA and CAD are non-GAAP measures. See Appendix A for an explanation of these non-GAAP measures, a reconciliation of these measures to GAAP net income (loss) and cash provided by operating activities, respectively, and a brief discussion of why we use these measures.

Compensation Philosophy and Objectives

We seek to maintain a total compensation package that provides competitive compensation for our executives while also permitting us the flexibility to differentiate pay based on actual performance. We place significant emphasis on annual and long-term performance-based incentive compensation, including cash and equity-based incentives, designed to reward our executives based on the achievement of predetermined corporate performance measures.
Our compensation objectives are to:
•
provide market-competitive programs that ensure we attract, retain, and motivate talented executives capable of performing at the highest levels of our industry;

•
reflect the qualification, skills, experience and responsibilities of each NEO;

•
create and maintain a performance-focused culture by rewarding the attainment of short- and long-term performance goals;

•
link incentive compensation levels with the creation of stockholder value; and

•
emphasize and award achievement of long-term objectives that are consistent with our strategic focus on growth, operations and stockholder returns.

Key 2021 Compensation Decisions and Actions

Employment Agreement with CEO. As previously disclosed, on March 11, 2021, we entered into an amended and restated employment agreement, which we refer to as the amended employment agreement, with Mr. Davis, pursuant to which he will continue to serve as the Chief Executive Officer and President and as a member of our board of directors. For a description of the material terms of Mr. Davis’ amended employment agreement, see the narrative following the “Potential Payments Upon Termination of Employment or Change in Control” later in this proxy statement.

Executive Compensation

Pay for Performance

The following charts demonstrate the significant portion of our NEOs’ 2021 target total direct compensation that was “at-risk,” which the Compensation Committee believes further aligns our executive officers’ interests with the interests of our stockholders and encourages longer-term value creation for our stockholders.
A compensation program that strongly links both short- and long-term performance of the Company and the compensation of our executive officers is a key driver of our long-term financial success. With 72% of our CEO’s pay (and 61% of our other NEOs’ pay) directly tied to key measures of the Company’s performance, and 51% of our CEO’s pay (and 45% of our other NEO’s pay) granted in the form of equity, a significant portion of total pay is therefore “at risk” should Company performance not meet expectations. In periods where we have strong performance in our operating results and strong relative total stockholder return (“TSR”), our executive officers will realize higher levels of compensation, and in periods in which performance is not as strong, they realize lower levels of compensation.
Target vs. Realized Executive Compensation

As discussed above, a significant portion of our executives’ annual compensation is “at risk”, with the majority of compensation comprised of long-term incentive awards. The Summary Compensation Table reflects the grant date fair value of long-term incentive awards. These amounts may, and often do, differ significantly from the amount actually realized by our executives with respect to long-term incentive awards. The Compensation Committee believes that evaluating actual realized compensation is critical to accurately assessing the alignment of executive pay with Company performance.
The following table illustrates the differences between our CEO’s target compensation and realized compensation for 2021. Target pay includes (i) our
CEO’s base salary, (ii) target annual cash incentive award and (iii) the grant date fair value of his 2021 long-term incentive plan awards, including both time-based awards and performance-based awards. Realized compensation includes (i) our CEO’s base salary received during the calendar year, (ii) the actual annual cash incentive award earned, and (iii) the value of both time-based and performance-based equity incentive awards that vested during the year but were granted in prior years, calculated by multiplying the number of shares or LTIP units vested by the closing price of our common stock on the vesting date. As shown in the table below, realized compensation was approximately 23% less than target compensation for 2021.

Executive Compensation

Long-Term Incentive Plan Awards

The chart below further depicts the degree of alignment between the Company’s TSR performance and the performance-based LTI awards that may be earned by our NEOs. It shows on a program-by-program basis the amounts realized or projected to be earned based on the Company’s TSR performance as of December 31, 2021.

Executive Compensation

Compensation Policies and Corporate Governance Highlights

The Compensation Committee has adopted compensation policies and procedures that represent strong corporate governance and reinforce our compensation philosophy and principles. Our compensation programs include, among others, the following best practices:

What We Do	What We Do Not Do

The Compensation Committee has designed our compensation program to pay for performance, with a particular focus on long-term stockholder return, as evidenced by performance-based awards based on pre-established performance goals and relative total stockholder return metrics.

The Compensation Committee is composed solely of independent directors.

The Compensation Committee has engaged an independent compensation consultant, Ferguson Partners Consulting L.P.

We have stock ownership guidelines for our executive officers and our independent directors.

We provide our stockholders a “say-on-pay” advisory vote on an annual basis until the next required vote on the frequency of stockholder votes on executive compensation.

Severance agreements and plans for executive officers include double-trigger change-in-control severance benefits.

Our clawback policy enables the Compensation Committee to recover, in the event of an accounting restatement, from executive officers’ annual cash incentive compensation or realized compensation from equity awards in excess of what they would have otherwise received, in either case based on erroneous financial data.

Our insider trading policy prohibits our directors, officers and other employees from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan and engaging in hedging transactions in our securities.

✘
We do not encourage excessive risk-taking behavior through our compensation plans as they appropriately balance both absolute and relative performance, as well as short- and long-term performance.

✘
We do not provide U.S. tax code Section 280G excise tax “gross ups.”

✘
We do not provide any perquisites to our NEOs other than those available to general employees, with the one-time exception for legal fees paid for our CEO in connection with the re-negotiation of his employment agreement.

✘
Our equity plans prohibit repricing of underwater stock options without stockholder approval.

✘
The change in control definitions contained in the 2017 Incentive Plan and 2021 Incentive Plan are not “liberal” definitions that would be activated on mere stockholder approval of a transaction.

✘
We do not pay current dividends or dividend equivalents on unvested time-based or performance-based awards.

✘
We do not guarantee salary increases or minimum bonuses, with limited exceptions in the case of new hires.

✘
We do not provide for uncapped bonuses.

Consideration of Last Year’s Advisory Stockholder Vote on Executive Compensation
Our board and Compensation Committee are committed to engaging with our stockholders and maintaining an open and transparent dialogue in order to respond most effectively to their feedback At our 2021 annual meeting of stockholders, we were pleased to receive approximately 98% support for our executive compensation program.
The Compensation Committee recognizes that executive pay practices and governance principles continue to evolve. Consequently, the Compensation Committee intends to continue paying close attention to the advice and counsel of its independent compensation advisors and invites our stockholders to communicate any concerns or opinions on executive pay directly to the Compensation Committee or our board of directors.
At the 2020 annual meeting, our stockholders expressed a preference that advisory votes on executive compensation occur every year. In accordance with the results of this vote, our board of directors determined to implement an advisory vote on executive compensation every year until the next required vote on the frequency of stockholder votes on executive compensation, which will occur at the 2026 annual meeting of stockholders.

Executive Compensation

Role of the Compensation Committee
The Compensation Committee assists our board in discharging its responsibilities relating to compensation of our executive officers. The Compensation Committee sets the overall compensation philosophy, objectives and policies for our executive officers and directors. The Compensation Committee has the authority to determine the form and amount of compensation appropriate to achieve our strategic objectives, including salary, bonus, incentive or performance-based compensation, and equity awards. The Compensation Committee reviews its compensation strategy annually to confirm that it supports our objectives and stockholders’ interests and that executive officers are being rewarded in a manner that is consistent with our philosophy.
Each of the three members of the Compensation Committee is independent as that term is defined in the listing standards of the NYSE and the director independence standards adopted by our board. Their independence from management allows the Compensation Committee members to apply independent judgment when designing our compensation program and in making pay decisions.
Role of the Compensation Consultant
To assist in evaluating our compensation practices, the Compensation Committee engaged Ferguson Partners Consulting L.P. (formerly known as FPL Associates L.P.) (“FPL”) to provide a competitive analysis of compensation levels for our NEOs. The Compensation Committee considered the independence of FPL in light of the SEC rules and NYSE listing standards and concluded that the work of FPL did not raise any conflicts of interest. Specifically, the Compensation Committee worked with FPL to establish our peer groups, and FPL conducted a competitive market assessment of the compensation elements for each of our NEOs, compared to such peer groups. In 2021, FPL continued to be engaged by the Compensation Committee to provide advice with respect to our compensation practices and the compensation levels of our NEOs. In addition, FPL has provided advice regarding our director compensation program. FPL has not provided any services to us other than compensation-related services described in this proxy statement.
Role of Executive Officers in Compensation Decisions
Mr. Davis consulted with the Compensation Committee regarding 2021 compensation levels for each of our NEOs (except for himself) after taking into account input provided by FPL to our Compensation Committee.
Historically, our Chief Executive Officer annually reviews the performance of each of the other NEOs and, based on this review, he makes compensation recommendations to the Compensation Committee with respect to the NEOs’ achievement of the individual performance component of annual cash incentive awards. The Chief Financial Officer, together with FPL, provides information to the Compensation Committee with respect to salaries, annual cash incentive awards, long-term equity incentive awards and performance targets. The Compensation Committee exercises its discretion in accepting or modifying these recommendations and independently makes the performance evaluation and compensation decisions with regard to our Chief Executive Officer.
Peer Groups
In 2020, FPL provided a competitive analysis of compensation levels for our compensation programs. The Compensation Committee, with FPL’s assistance, reviewed two peer groups, which we refer to as the Primary Peer Group and the Supplemental Peer Group. The Compensation Committee and FPL determined to use both the Primary Peer Group and the Supplemental Peer Group because a peer group comprised of timber REITs alone provides limited comparables, particularly when factoring in best practices and adjusting for size. The Compensation Committee reviewed information prepared by FPL in setting compensation levels for Mr. Davis, Ms. Godoy-Arbelaez, Mr. Reitz and Ms. Solomon.

Executive Compensation

Primary Peer Group

In determining the appropriate component companies for our Primary Peer Group, the Compensation Committee and FPL focused on companies — both REITs and natural resources-based companies — of comparable overall size. The table below shows information for our Primary Peer Group.
Company	Market Capitalization as of December 31, 2021 ($’s in millions)
Agree Realty Corporation	5,087
CareTrust REIT, Inc.	2,198
Community Healthcare Trust Incorporated	1,181
Easterly Government Properties, Inc.	2,066
Getty Realty Corp.	1,499
LTC Properties, Inc.	1,344
Monmouth Real Estate Investment Corporation	2,069
One Liberty Properties, Inc.	714
Urstadt Biddle Properties Inc.	806
Supplemental Peer Group

In determining the appropriate component companies for our Supplemental Peer Group, the Compensation Committee and FPL focused on timber and other forest product companies. The table below shows information for our Supplemental Peer Group.
Company	Market Capitalization as of December 31, 2021 ($’s in millions)
Forestar Group Inc.	1,080
PotlatchDeltic Corporation	4,159
Rayonier Inc.	5,867
St Joe Company	3,065
UFP Industries, Inc.	5,696
Weyerhaeuser Company	30,774
In setting actual compensation levels for our NEOs, the Compensation Committee considers various factors — each as discussed in greater detail below in this CD&A — and did not target any element of compensation at a particular percentile or percentile range of the peer group data. Rather, the Compensation Committee uses this information as one input in its decision-making process.
Elements of 2021 Named Executive Officer Compensation Program
Our compensation program is comprised of three primary elements: base salary, annual cash incentive awards and long-term incentive (“LTI”) awards (each as more fully described below).
The following table summarizes the 2021 base salaries and threshold, target and maximum annual cash incentive and LTI award opportunities established by the Compensation Committee at the beginning of 2021 for each of Mr. Davis, Ms. Godoy-Arbelaez, Mr. Reitz and Ms. Solomon.

	2021 Base Salary	2021 Annual Cash Incentive			2021 Long-Term Incentive
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Mr. Davis	$515,000	$193,125	$386,250	$579,375	$462,500	$925,000	$1,480,000
Ms. Godoy-Arbelaez	$300,000	$75,000	$150,000	$225,000	$155,000	$310,000	$496,000
Mr. Reitz	$381,000	$95,250	$190,500	$285,750	$237,500	$475,000	$760,000
Ms. Solomon	$345,000	$51,750	$103,500	$155,250	$203,125	$406,250	$650,000

Executive Compensation

2021 Compensation Packages

Base Salary
Our Compensation Committee believes that payment of a competitive base salary is a necessary element of any compensation program. Base salary levels also affect the annual cash incentive compensation because each NEO’s threshold, target and maximum opportunity is based on a percentage of their respective base salary. Base salaries reflect the only fixed portion of our compensation program. The Compensation Committee approved a more substantial increase to
Ms. Godoy-Arbelaez’s salary to better align with market practices. In addition, the Compensation Committee recognized that as a newly tenured executive, her initial salary and total pay levels were set near the lower quartile and expects to increase her pay over time in a commensurate manner as she accumulates tenure, experience, and demonstrates a high degree of individual performance.

Executive	2021 Base Salary	2020 Base Salary	YOY Change
Brian Davis	$515,000	$500,000	3.0%
Ursula Godoy-Arbelaez	$300,000	$265,000	13.2%
Todd Reitz	$381,000	$369,750	3.0%
Lesley Solomon	$345,000	$334,750	3.0%
Annual Cash Incentive Awards
We maintain an annual cash incentive award program for the NEOs, which the Compensation Committee believes motivates and incentivizes the NEOs to achieve our short-term goals. In 2021, each of Mr. Davis, Ms. Godoy-Arbelaez, Mr. Reitz and Ms. Solomon participated in our annual cash incentive award program.
The 2021 annual cash incentive award program had two components:

•
a financial component, pursuant to which 70% of the annual cash incentive award opportunity was based on achievement of predetermined goals related to specified company-wide performance metrics, and

• an individual performance component, pursuant to which 30% of the annual cash incentive award opportunity was based on the NEO’s performance over the course of 2021.
The Compensation Committee approved a threshold, target and maximum annual cash incentive award opportunity for each of our NEOs, each of which are reflected in the table below. The threshold, target and maximum annual cash incentive award opportunities for each NEO are based on a percentage of their respective base salary.
The Compensation Committee did not make any changes to the NEOs’ opportunity levels in 2021 (other than with respect to the impact of increased base salary) from those set in 2020. The Compensation Committee determined to approve such amounts after reviewing market data related to total cash compensation and total compensation for both the Primary Peer Group and the Supplemental Peer Group, our asset size, the overall performance of both the Company and each NEO individually and our general and administrative expenses.

	2021 Annual Cash Incentive (% of Base Salary)
Name	Threshold	Target	Maximum
Mr. Davis	38%	75%	113%
Ms. Godoy-Arbelaez	25%	50%	75%
Mr. Reitz	25%	50%	75%
Ms. Solomon	15%	30%	45%

Executive Compensation

Financial Performance Component
Seventy percent (70%) of the 2021 annual cash incentive award opportunity was based on the achievement of predetermined goals related to adjusted earnings from continuing operations before interest, taxes, depletion and amortization (“Adjusted EBITDA”) per share (45%), Harvest EBITDA per share (30%) and leverage (25%).

•
Adjusted EBITDA is an important measure of the Company’s financial performance because it is indicative of the strength of our operations and the performance of our business and our ability to meet lender requirements. Adjusted EBITDA is divided by our weighted average shares outstanding to determine Adjusted EBITDA per share.

•
Harvest EBITDA was selected because it is reflective of the results of our core timber operations and is viewed by investors and analysts as a critical measure of performance. Harvest is also our largest reportable segment and is closely monitored by management and our board of directors. See Note 15 to our consolidated financial statements included in our annual report on Form 10-K filed with the SEC on March 3, 2022. Harvest EBITDA is calculated as timber sales and other related revenues less contract logging and hauling expenses, forestry management expenses, land rent expense, other operating expenses, adding back stock compensation expense and certain other cash and non-cash expenses. Harvest EBITDA is divided by our weighted average shares outstanding to determine Harvest EBITDA per share.

•
Leverage, which is calculated as net debt to Adjusted EBITDA, is an important metric because it is frequently viewed by analysts and investors as an indication of our ability to repay our debt. Further, having high leverage without the ability to reduce it can increase our vulnerability to general adverse economic and industry conditions. This metric is measured by the total debt less cash and cash equivalents as of a period end divided by Adjusted EBITDA for the trailing twelve months then ended.

The following table shows the threshold, target, maximum and actual performance levels for the financial component of the 2021 annual cash incentive award opportunities for our NEOs. For performance between threshold and target or target and maximum, the bonus amount is determined using straight-line interpolation. Performance at or above the maximum level results in a maximum level payout with respect to the financial performance component. Performance below the threshold level results in no payout with respect to the financial performance component.

Objective Performance Metrics	Weight	Threshold	Target	Maximum	Actual
Adjusted EBITDA(1) per share	45%	$0.88	$0.92	$1.02	$1.01
Harvest EBITDA(2) per share	30%	$0.57	$0.61	$0.69	$0.70
Leverage(3)	25%	10.0x	9.5x	9.0x	5.6x

(1)
See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Adjusted EBITDA” in our annual report on Form 10-K filed with the SEC on March 3, 2022 for the definition and information regarding why we present Adjusted EBITDA and for a reconciliation of this non-GAAP financial measure to net income (loss).

(2)
See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Segment EBITDA” in our annual report on Form 10-K filed with the SEC on March 3, 2022 as well as Note 15 to our consolidated financial statements included therein.

(3)
Leverage, measured as net debt to Adjusted EBITDA, for the year ended December 31, 2021, was calculated as follows (in millions):

Debt	$300
Cash	$23
Net Debt	$277
Adjusted EBITDA	$49.4
Net Debt to Adjusted EBITDA	5.6x
Based on the Company’s achievement of the predetermined financial performance goals during 2021, each NEO achieved 148% of the target financial performance component of his or her 2021 annual cash incentive award opportunity, as set forth below.

Executive Compensation

2021 Annual Cash Incentive Awards — Financial Performance Component
Name	Threshold	Target	Maximum	Actual
Mr. Davis	$135,188	$270,375	$405,563	$399,479
Ms. Godoy-Arbelaez	$52,500	$105,000	$157,500	$155,138
Mr. Reitz	$66,675	$133,350	$200,025	$197,025
Ms. Solomon	$36,225	$72,450	$108,675	$107,045
Individual Performance Component
As discussed above, the annual cash incentive award opportunity for each of our NEOs was based thirty percent (30%) on an assessment of individual performance. The Compensation Committee reviews the performance of our CEO, and our CEO presents to the Compensation Committee individual performance assessments of the other NEOs and recommends for approval the individual performance result.
The Compensation Committee determined that, based on its assessment of each NEO’s performance against objective, measurable metrics, Mr. Davis, Ms. Godoy-Arbelaez, Mr. Reitz and Ms. Solomon each achieved the target performance level of the individual component of their 2021 annual cash incentive award opportunity, as set forth below. In making this determination, the Compensation Committee considered the executive’s contribution to the Company’s 2021 performance summarized in the 2021 Company Performance Highlights above and, in particular:
•
For Mr. Davis, his contributions with respect to the accomplishments summarized in the 2021 Company Performance Highlights above, particularly with respect to the successful execution of the Company’s capital recycling program which led to the completion of the two profitable large dispositions that enabled the Company to pay down debt and refocus its growth strategy in the U.S. South, as well as his efforts in refining and driving the Company’s updated business strategy to focus on near-term accretive acquisitions and portfolio accretive acquisitions, as well as environmental initiatives and his focus on retaining and developing the executive management team, and leading efforts to maximize value from the Triple T joint venture;

•
For Ms. Godoy-Arbelaez, her contributions with respect to the accomplishments summarized in the 2021 Company Performance Highlights above, including leading the efforts to amend the Company’s credit agreement to improve available debt capacity and increase liquidity, as well as extend the maturity date of the Company’s revolving credit facility, as well as her leadership with respect to facilitating communication with analysts and investors;
•
For Mr. Reitz, his contributions with respect to the accomplishments summarized in the 2021 Company Performance Highlights above, as well as his work with the Company’s third-party managers to expand the use of electronic tracking of products from harvest site to customer and to optimize resource planning tools to better match harvest schedule modeling to product utilization and merchandising; his assistance with harvest modeling and related matters in connection with the Triple T joint venture’s sale to Hancock and the Company’s ultimate exit from Triple T; his management of the Company’s timberlands in a sustainable and long-term strategic manner, including continued compliance with SFI guidelines; and his leadership with respect to environmental initiatives, including the Company’s inaugural ESG and Carbon Reports; and

•
For Ms. Solomon, her contributions with respect to the accomplishments summarized in the 2021 Company Performance Highlights above, as well as her oversight role with respect to the Triple T joint venture’s sale to Hancock and the Company’s ultimate exit from Triple T; her leadership with respect to the preparation and publication of the Company’s inaugural ESG and Carbon Reports and her assistance with respect to other environmental initiatives, including solar leases and carbon sequestration; and her efforts with respect to educating the Board regarding diversity, human capital management, cybersecurity and ESG-related matters.

Executive Compensation

2021 Annual Cash Incentive Awards — Individual Performance Component
Name	Threshold	Target	Maximum	Actual
Mr. Davis	$57,938	$115,875	$173,813	$115,875
Ms. Godoy-Arbelaez	$22,500	$45,000	$67,500	$45,000
Mr. Reitz	$28,575	$57,150	$85,725	$57,150
Ms. Solomon	$15,525	$31,050	$46,575	$31,050
2021 Annual Incentive Award Payouts
Based on the results discussed above, Mr. Davis, Ms. Godoy-Arbelaez, Mr. Reitz and Ms. Solomon earned 148% of their total target annual cash incentive award opportunity for 2021, including the financial performance component and the individual performance component, as reflected in the table below.
2021 Annual Cash Incentive Awards — Totals
Name	Threshold	Target	Maximum	Actual
Mr. Davis	$193,125	$386,250	$579,375	$515,354
Ms. Godoy-Arbelaez	$75,000	$150,000	$225,000	$200,138
Mr. Reitz	$95,250	$190,500	$285,750	$254,175
Ms. Solomon	$51,750	$103,500	$155,250	$138,095
Long-Term Incentive Awards

We provide a substantial portion of each of our NEO’s total annual compensation opportunity in the form of equity-based awards. Stock ownership is the simplest, most direct way to align our NEOs’ interests with those of our stockholders.
2021 Annual LTI Awards
The Compensation Committee designated a threshold, target and maximum value for each of Mr. Davis, Ms. Godoy-Arbelaez, Mr. Reitz and Ms. Solomon and with respect to their 2021 LTI award opportunity, as set forth below.
2021 Long-Term Incentive Award Opportunity
Name	Threshold	Target	Maximum
Mr. Davis	$462,500	$925,000	$1,480,000
Ms. Godoy-Arbelaez	$155,000	$310,000	$496,000
Mr. Reitz	$237,500	$475,000	$760,000
Ms. Solomon	$203,125	$406,250	$650,000
The Compensation Committee determined the threshold, target and maximum values for each of Mr. Davis, Ms. Godoy-Arbelaez, Mr. Reitz and Ms. Solomon based on its consideration of market data related to total compensation and equity compensation, our asset size, information from FPL regarding market practices of our peers, and general and administrative expenses. Based on this assessment, the Compensation Committee set Mr. Davis’ and Ms. Solomon’s 2021 LTI award opportunities at the same levels as for 2020, and Ms. Godoy-Arbelaez and Mr. Reitz received a 24% and 17% increase, respectively.
The Compensation Committee desired to set goals that would encourage superior long-term stockholder returns and therefore set the TSR metric to earn the threshold award at 90% of the relevant index return, below which no award is earned, and also required that the Company’s TSR be at least 105% of the relevant index return in order to earn the target award. The vesting and other design features of these awards, which are discussed in further detail below, together with our stock ownership guidelines, encourage long-term stock ownership by our NEOs to further motivate them to create long-term stockholder value.

Executive Compensation

Award	Features	Purpose
60%	Performance-Based LTI Awards	**70%** Relative TSR vs. Composite Index **RESULT (% of max)** — **HURDLES** Threshold (8.33%) — 90% of Index Target (50%) — 105% of Index Max (100%) — 120% of Index **30%** Relative TSR vs. Russell Microcap Index **RESULT (% of max)** — **HURDLES** Threshold (8.33%) — 90% of Index Target (50%) — 105% of Index Max (100%) — 120% of Index IF EARNED, VEST 50% AT THE END OF THE PERFORMANCE PERIOD AND 50% ONE YEAR LATER	■ Focuses and incentivizes executives on achievement of relative TSR ■ Retention ■ Aligns interests with those of our stockholders ■ Facilitates share ownership
40%	Time-Based LTI Awards	VEST RATABLY OVER FOUR YEARS	■ Retention ■ Aligns interests with those of our stockholders ■ Facilitates share ownership

All of our NEOs elected to receive their performance-based 2021 LTI awards in the form of LTIP units and their time-based 2021 LTI awards in the form of restricted stock. Performance-based 2021 LTI Awards are granted based on the maximum award opportunity. In 2021, our NEOs received the number of performance-based LTIP units and time-based shares of restricted stock as set forth below:
	2021 Performance-Based LTIP Units (60%) (1)		2021 Time-Based Restricted Shares (40%)(3)
Name	Composite Index (70%)(2)	Russell Microcap Index (30%)
Mr. Davis	59,178	29,522	33,945
Ms. Godoy-Arbelaez	19,832	9,894	11,376
Mr. Reitz	30,388	15,160	17,431
Ms. Solomon	25,990	12,966	14,908

(1)
The performance-based 2021 LTI awards may be earned following the conclusion of a three-year performance period based on achievement of goals related to (i) relative TSR as compared to a Composite Index Return (70%); and (ii) relative TSR as compared to the Russell Microcap Index (30%). 50% of earned awards vest on the date the Compensation Committee certifies performance achievement and 50% vest on the first anniversary thereof, subject to the executive’s continued employment with us on such vesting date.

(2)
The Composite Index is comprised of a timber peer group and a broader industry peer group. TSR for the Composite Index Return will be calculated by averaging the TSR of the constituents of the timber peer group and the broader industry peer group and applying the relative weightings (timber peer group, 60%, and broader industry peer group, 40%).

Timber Peer Group (60%)	Broader Industry Peer Group	(40%)
• Acadian Timber Corp. • PotlatchDeltic Corporation • Rayonier Inc. • Weyerhaeuser Company	• Canfor Corporation • Farmland Partners Inc. • Gladstone Land Corporation • Interfor Corporation • International Paper Company	• Packaging Corporation of America • Sonoco Products Company • West Fraser Timber Co. Ltd. • WestRock Company

(3)
The time-based 2021 LTI awards vest in four equal installments in 2022, 2023, 2024 and 2025, subject to the executive’s continued employment with us on each vesting date.

Executive Compensation

More information regarding the 2021 LTI awards can be found in the 2021 Grants of Plan-Based Awards table and the Outstanding Equity Awards at 2021 Fiscal Year-End table.
2019 Performance Awards
The performance-based LTIP units held by Mr. Davis, Mr. Reitz and Ms. Solomon for the performance period January 1, 2019 through December 31, 2021 (the “2019 Performance Awards”) could be earned based on achievement of goals related to (i) relative total stockholder return (TSR) as compared to two pre-established peer groups comprised of companies within the timber industry1 and the lumber, paper and packaging industry2 (70%); and (ii) relative TSR as compared to the Russell 3000 Index (30%), with threshold, target and maximum performance levels of 90%, 105% and 120% of the comparator. In January 2022, based on our average closing price for the 20-trading day period ended on December 31, 2021 of $8.08, the Compensation Committee certified that our TSR of 34.5% for the performance period relative to the Custom Timber Peer Group, the Broader Timber Peer Group and the Russell 3000 Index fell below the threshold performance level. Accordingly, Messrs. Davis and Reitz and Ms. Solomon did not earn any portion of the 2019 Performance Awards. Ms. Godoy-Arbelaez did not hold any 2019 Performance Awards.

(1)
The timber peer group was comprised of PotlatchDeltic Corporation, Rayonier Inc., Weyerhaeuser Company and Pope Resources, a Delaware Limited Partnership (which was acquired by Rayonier Inc. during 2020).

(2)
The broader industry peer group was comprised of Canfor Corporation, International Paper Company, Packaging Corporation of America, Sonoco Products Company, West Fraser Timber Co. Ltd, and WestRock Company.

Benefits and Perquisites
Our NEOs participate in our benefit plans on the same basis as all of our employees. We offer health insurance, group term life, accidental death and dismemberment insurance, and short-term and long-term disability coverage to all of our benefit-eligible employees. We also offer a 401(k) plan to our benefit-eligible employees and provide a Company match. Our Company match is provided to all eligible Company employees on the same basis. Our NEOs are entitled to the maximum paid vacations days per calendar year allowed under our policies. We do not offer any pension plans or nonqualified deferred compensation plans. We have not historically provided perquisites to our NEOs. In connection with our Chief Executive Officer’s negotiation of his amended employment agreement, our Compensation Committee approved the reimbursement of legal fees and expenses, a portion of which were paid in 2021.
Employment Agreements
On March 11, 2021, we entered into an amended and restated employment agreement, which we refer to as the amended employment agreement, with Mr. Davis, pursuant to which he will continue to serve as the Chief Executive Officer and President and as a member of our board of directors.
Severance protections can play a valuable role in attracting and retaining key executive officers. Accordingly, we provided such protections for Mr. Davis in his amended employment agreement. The Compensation Committee determined the level of severance benefits after consultation with FPL on prevalent market practices and, in general, considered these severance protections an important part of Mr. Davis’s compensation and consistent with competitive practices. The amended employment agreement contains “double-trigger” change-of-control provisions and does not provide any tax gross-ups. Detailed information regarding Mr. Davis’s employment agreement and the benefits it provides is included under “Summary of Executive Compensation —  Potential Payments Upon Termination of Employment or Change in Control.”

Executive Compensation

Change in Control Severance Protection Plan
In 2019, in order to attract and retain talented executives and employees we adopted a Change in Control Severance Protection Plan that applies to all of our employees other than those with an employment or other agreement that provides for severance in the event of a change of control. For more information, see “Summary of Executive Compensation — Potential Payments Upon Termination of Employment or Change in Control.”
Other Compensation and Governance Policies
Clawback Policy

In 2020, the Compensation Committee adopted a clawback policy, pursuant to which, in the event of an accounting restatement, the Compensation Committee may, in its discretion and to the extent permitted by governing law, require reimbursement from an executive officer who received payment of annual cash incentive compensation or realized compensation from equity awards, in either case based on erroneous financial data, of any amounts that would not have been earned but for the erroneous financial data.
Stock Ownership and Retention Guidelines

In the interest of promoting and increasing the executives’ equity ownership in us and to further align their long-term interests with those of our stockholders, we have adopted stock ownership guidelines that require executive officers to acquire and hold shares of our common stock, as follows:
Position	Multiple of Base Salary
Chief Executive Officer	4x
Other Executive Officers	2x
The NEOs are expected to achieve their stock ownership guideline by the later of October 25, 2018, the fifth anniversary of the date we adopted the guidelines, or the fifth anniversary of their election or appointment as an executive officer, if later. Until the ownership guideline is met, or at any time the executive officer is not in compliance with the guideline, he or she must retain 100% of any shares received from us for service as an executive officer (with certain exceptions for payment of an exercise price, if applicable, and satisfaction of tax liability). Shares beneficially owned outright by the executive officer or his or her immediate family members residing in the same household and shares of restricted common stock or restricted stock units (whether or not vested) granted by us are considered owned for purposes of satisfying these guidelines. Shares subject to unexercised stock options or unearned performance shares, however, do not count toward these ownership guidelines. Mr. Davis had achieved his stock ownership guideline as Chief Financial Officer prior to his appointment as our Chief Executive Officer, and he is now making strides to achieve his new increased guideline. Ms. Godoy-Arbelaez has achieved her stock ownership guideline and each of Mr. Reitz and Ms. Solomon are also making continued strides toward achieving his or her stock ownership guideline.
Hedging, Pledging, and Insider Trading Policy

Our insider trading policy prohibits our directors and all employees, including our executive officers, from:
•
holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan; and

•
engaging in hedging transactions in our securities.

Our insider trading policy also prohibits our employees, officers, and directors from purchasing or selling our securities while in possession of material nonpublic information.

Executive Compensation

Review of Risk Associated with Compensation Plans

We periodically review our compensation policies and practices for all employees, including executive officers. As part of the review process, we identify the potential risk areas, and we assess whether our practices pose any actual risks. The Compensation Committee’s independent compensation consultant advises the Compensation Committee with respect to the risk assessment of our compensation programs. The Compensation Committee last undertook this review in April 2022 and determined that our compensation programs are not reasonably likely to have a material adverse effect on us.

Executive Compensation

SUMMARY OF EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth certain information with respect to compensation paid to or earned by our NEOs for the fiscal years ended December 31, 2021, 2020 and 2019.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total
Mr. Brian M. Davis Chief Executive Officer and President	2021	515,000	—	925,000	515,354	91,850	2,047,204
	2020	500,000	—	925,000	342,480	45,591	1,813,071
	2019	412,000	—	621,110	293,019	19,363	1,345,492
Ms. Ursula Godoy-Arbelaez(5) Chief Financial Officer, Senior Vice President and Treasurer	2021	300,000	—	310,000	200,138	19,310	829,448
	2020	265,000	—	250,000	151,262	19,500	685,762
Mr. Todd P. Reitz Chief Resources Officer and Senior Vice President	2021	381,000	—	475,000	254,175	22,499	1,132,674
	2020	369,750	—	406,250	211,054	17,810	1,004,864
	2019	325,000	—	406,250	192,619	16,800	940,669
Ms. Lesley H. Solomon General Counsel and Secretary	2021	345,000	—	406,250	138,095	18,810	908,155
	2020	334,750	—	406,250	114,645	17,810	873,455
	2019	325,000	—	406,250	115,572	16,925	863,747

(1)
In accordance with SEC rules, the stock award column reflects the aggregate grant date fair value of restricted shares and LTIP units granted during the applicable year, in each case computed in accordance with FASB ASC 718. The grant date fair value of the time-based restricted shares granted in 2021, 2020 and 2019 was based on the closing price of our common stock on the date of grant.

(2)
The grant date fair value of the performance-based LTI awards granted in 2021, 2020 and 2019 was determined using the Monte Carlo simulation based on assumed achievement of the target performance levels. The assumptions used in the Monte Carlo model to determine the fair value of the 2021 performance-based LTI awards are included in Note 10 to our consolidated financial statements included in our Form 10-K filed with the SEC on March 3, 2022, the 2020 performance-based LTI awards are included in Note 10 to our consolidated financial statements included in our Form 10-K filed with the SEC on February 26, 2021, the 2019 performance-based LTI awards are included in Note 10 to our consolidated financial statements included in our Form 10-K filed with the SEC on February 28, 2020. The table below reflects the grant date fair value of the performance-based LTI awards assuming, instead, that the Company were to achieve the maximum performance levels:

	2019	2020	2021
Mr. Davis	$745,333	$1,110,000	$1,110,000
Ms. Godoy-Arbelaez	—	$250,000	$372,000
Mr. Reitz	$487,500	$487,500	$570,000
Ms. Solomon	$487,500	$487,500	$487,500
For a description of the 2020 and 2021 performance-based LTI awards, see footnotes 9 and 10, respectively, to the Outstanding Equity Awards at 2021 Fiscal Year-End table later in this proxy statement. For a description of the 2019 performance-based LTI awards, which were forfeited, see “2019 Performance Awards” above.
(3)
Reflects each NEO’s annual cash incentive award. The potential payouts under the plan were performance-based and therefore were at risk. For more information, see the CD&A.

(4)
In the case of Mr. Davis, the amount reflects the Company’s reimbursement of legal fees and expenses incurred in connection with the negotiation of Mr. Davis’s amended employment agreement ($69,475), the Company’s employer matching contribution to the 401(k) plan ($21,375) and a charitable matching contribution made pursuant to the Company’s program available to all employees ($1,000). In the case of Ms. Godoy-Arbelaez and Mr. Reitz, the amount reflects the Company’s employer matching contribution to the 401(k) plan and for Ms. Solomon, the amount reflects the Company’s employer matching contribution to the 401(k) plan ($17,810) and a charitable matching contribution made pursuant to the Company’s program available to all employees ($1,000).

(5)
Ms. Godoy-Arbelaez was not a named executive officer in 2019.

Executive Compensation

Grants of Plan-Based Awards
The following table presents information concerning plan-based awards granted to each of the NEOs during 2021. All awards were granted under the CatchMark Timber Trust, Inc. 2017 Incentive Plan (the “2017 Incentive Plan”). For information regarding the vesting terms of these awards, see the CD&A.
2021 Grants of Plan-Based Awards
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)(2)
Mr. Davis		$193,125	$386,250	$579,375
	3/11/2021				92,500	555,000	1,110,000		555,000
	3/11/2021							33,945	370,000
Ms. Godoy-Arbelaez		$75,000	$150,000	$225,000
	3/11/2021				31,000	186,000	372,000		186,000
	3/11/2021							11,376	124,000
Mr. Reitz		$95,250	$190,500	$285,750
	3/11/2021				47,500	285,000	570,000		285,000
	3/11/2021							17,431	190,000
Ms. Solomon		$51,750	$103,500	$155,250
	3/11/2021				40,625	243,750	487,500		243,750
	3/11/2021							14,908	162,500

(1)
Reflects each NEO’s annual cash incentive opportunity for 2021.

(2)
Reflects performance-based LTIP units.

(3)
Reflects time-based restricted shares.

(4)
Reflects the aggregate grant-date fair value of stock awards, computed in accordance with FASB ASC Topic 718.

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End
The following table presents information concerning outstanding equity awards held by the named executive officers as of December 31, 2021.
Outstanding Equity Awards at 2021 Fiscal Year-End
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Mr. Davis	4,924(2)	42,888
	12,323(3)	107,333
	25,250(4)	219,928	7,805(9)	67,986
	33,945(5)	295,661	7,389(10)	64,356
Ms. Godoy-Arbelaez	2,250(6)	19,958
	9,000(7)	78,390
	8,530(4)	74,296	1,758(9)	15,312
	11,376(5)	99,085	2,476(10)	21,567
Mr. Reitz	1,005(2)	8,754
	8,060(3)	70,203
	11,089(4)	96,585	3,428(9)	29,859
	17,431(5)	151,824	3,794(10)	33.047
Ms. Solomon	2,091(8)	18,213
	8,060(3)	70,203
	11,089(4)	96,585	3,428(9)	29,859
	14,908(5)	129,849	3,245(10)	28,264

(1)
Based on the closing price of our common stock on December 31, 2021, the last trading day of our fiscal year ($8.71).

(2)
Reflects time-based 2018 LTI awards granted in the form of restricted shares on November 29, 2018, which became fully vested on February 18, 2022.

(3)
Reflects time-based restricted shares granted on July 12, 2019, which will vest in two approximately equal installments in July 2022 and 2023, subject to the executive’s continued employment with us on each vesting date.

(4)
Reflects time-based restricted shares granted on February 18, 2020, which will vest in approximately three equal installments in February 2022, 2023 and 2024, subject to the executive’s continued employment with us on each vesting date.

(5)
Reflects time-based restricted shares granted on March 11, 2021, which will vest in approximately four equal installments in February 2022, 2023, 2024 and 2025, subject to the executive’s continued employment with us on each vesting date.

(6)
Reflects time-based restricted shares granted on January 26, 2018, which vested on February 18, 2022.

(7)
Reflects time-based restricted shares granted on February 13, 2019, which will vest in two approximately equal installments in February 2022 and 2023, subject to the executive’s continued employment with us on such vesting date.

(8)
Reflects time-based restricted shares granted on September 12, 2018, which vested on February 18, 2022.

(9)
Reflects performance-based 2020 LTI awards granted on February 18, 2020 in the form of LTIP units to Mr. Davis, Ms. Godoy-Arbelaez, Mr. Reitz and Ms. Solomon, which may be earned upon achievement of pre-established performance goals related to (i) relative TSR as compared to a composite index return (70%); and (ii) relative TSR as compared to the Russell Microcap Index (30%) over a three-year performance period (from January 1, 2020 to December 31, 2022). In accordance with SEC rules and based on performance through December 31, 2021, the number of performance-based LTIP units reflected in the table is based on an assumed achievement at the threshold performance level. Fifty percent (50%) of LTIP units earned vest immediately upon the Compensation Committee’s certification of achievement of the performance goals and fifty percent (50%) will vest on the first anniversary of such certification date, subject to the executive’s continued employment with us on each vesting date.

(10)
Reflects performance-based 2021 LTI awards granted on March 11, 2021 in the form of LTIP units to Mr. Davis, Ms. Godoy-Arbelaez, Mr. Reitz and Ms. Solomon, which may be earned upon achievement of pre-established performance goals related to (i) relative TSR as compared to a composite index return (70%); and (ii) relative TSR as compared to the Russell Microcap Index (30%) over a three-year performance period (from January 1, 2021 to December 31, 2023). In accordance with SEC rules and based on performance through December 31, 2021, the number of performance-based LTIP units reflected in the table is based on an assumed achievement at the threshold performance level. Fifty percent (50%) of LTIP units earned vest immediately upon the Compensation Committee’s certification of achievement of the performance goals and fifty percent (50%) will vest on the first anniversary of such certification date, subject to the executive’s continued employment with us on each vesting date.

Executive Compensation

Stock Vested
The following table presents information concerning the vesting of stock awards for our NEOs during the fiscal year ended December 31, 2021.
2021 Stock Vested
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Mr. Davis	35,860	373,652
Ms. Godoy-Arbelaez	11,844	129,589
Mr. Reitz	10,473	114,641
Ms. Solomon	9,817	107,720

(1)
Includes LTIP units in CatchMark Timber Operating Partnership, L.P. (“CatchMark Timber OP”).

EQUITY COMPENSATION PLAN INFORMATION
The following table gives information as of December 31, 2021 about the common stock that may be issued under our equity compensation plans.
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a)(2)
Equity Compensation Plans Approved by Stockholders(3)	529,259(4)	N/A	1,970,810
Equity Compensation Plans Not Approved by Stockholders	—	N/A	—
Total	529,259(4)	N/A	1,970,810

(1)
Does not include LTIP units that convert to shares of common stock for no consideration.

(2)
All of such shares may be issued as full-value awards.

(3)
Includes the 2017 Incentive Plan and the 2021 Incentive Plan.

(4)
Reflects LTIP units outstanding. The number of shares issuable upon conversion of performance-based LTI awards is calculated based on maximum payout levels until the performance period closes and the award settles.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL
Mr. Davis

On March 11, 2021, we entered into an amended and restated employment agreement with Mr. Davis, which superseded the previous employment agreement between us and Mr. Davis, dated as of October 30, 2013, as amended on December 31, 2018 and December 19, 2019, which is discussed above. Under the amended employment agreement, Mr. Davis continues to serve as our Chief Executive Officer and President and as a member of our board of directors, subject to his election as a member of our board of directors for subsequent terms.
The terms of the amended employment agreement were deemed to commence on December 31, 2020 and will terminate on December 31, 2023, subject to one automatic one-year renewal period unless we or Mr. Davis provides notice to the other of intent not to renew the agreement. The amended employment agreement provides that we would pay Mr. Davis a base salary of $500,000 per year, which amount is reviewed annually by the Compensation Committee and may be increased, but not decreased, from year to year. The amended employment agreement further provides that Mr. Davis will be eligible to earn: (i) an annual performance-based cash bonus at a target of at

Executive Compensation

least 60% of his base salary (with the target percentage being subject to increase, but not decrease, by the Compensation Committee in its discretion and the actual annual bonus amount earned for each year being subject to reasonable upward or downward adjustment by the Compensation Committee); and (ii) a long-term incentive plan target award of $925,000 (or such other amount as determined by the Compensation Committee each year in its sole discretion). In addition, CTT Employee will provide or pay for health benefits for Mr. Davis and his eligible dependents, and he will be entitled to participate in all savings and retirement plans and programs available to our senior executives.
The amended employment agreement provides for certain severance benefits if Mr. Davis’s employment is terminated by us without cause or if Mr. Davis resigns for good reason, as follows:
(i)
a severance amount equal to (1) two times the sum of (x) Mr. Davis’s then-current base salary and (y) his target bonus for the calendar year in which the date of termination occurs, payable in installments over a 24-month period, or (2) if the termination occurs during the period commencing 120 days prior to a change in control and concluding on the one-year anniversary of a change in control, then three times the sum of (x) his then-current base salary and (y) his target bonus for the calendar year in which the date of termination occurs, payable in a single lump sum;

(ii)
any annual bonus earned but unpaid as of the date of termination for any completed calendar year, without any discretionary reduction by the Compensation Committee;

(iii)
a payment (without duplication of any payment of the annual bonus pursuant to the foregoing item) equal to the product of: (1) the annual bonus, if any, that Mr. Davis would have earned for the calendar year in which the date of termination occurs based on the degree to which the applicable Company-wide performance goals for such year are actually achieved, with any other performance goals deemed achieved at the target level, and without any discretionary reduction by the Compensation Committee; and (2) a fraction, the numerator of which is the number of days Mr. Davis was employed by us during the calendar year in which the date of termination occurs, and the denominator of which is 365, which amount will be paid on the date annual bonuses are paid to our senior executive officers, but in no event later than March 15 of the following calendar year;

(iv)
monthly payments for 18 months equal to the excess of (i) the COBRA cost of group health benefits over (ii) the active employee rate for such coverage, except that our obligation to provide this benefit will end if Mr. Davis becomes eligible to receive group health benefits under a program of a subsequent employer; and

(v)
any restrictions on Mr. Davis’s outstanding equity awards that expire based solely on his continuous service with us will expire and all of his outstanding equity awards that vest based on continuous service with us will immediately become fully vested, and, to the extent any equity awards held by Mr. Davis are or become exercisable as of the date of termination, such awards shall remain exercisable by Mr. Davis through the end of the maximum term of such award.

In order to receive the severance benefits, Mr. Davis must sign and not revoke a general release and materially comply with the restrictive covenants in the amended employment agreement. The amended employment agreement contains non-competition, employee non-solicitation, customer non-solicitation, non-interference and non-disparagement covenants that apply during Mr. Davis’s employment and for two years after termination of his employment, as well as covenants regarding confidentiality and ownership of property.
In the event of Mr. Davis’s death or disability, he will receive (1) the bonus payments described under items (ii) and (iii) above, and (2) the benefits with respect to his outstanding equity awards described in item (v) above. In the event that the Mr. Davis’s employment with us terminates because the amended employment agreement is not renewed by us in accordance with its terms, provided that Mr. Davis signs and does not revoke a general release, Mr. Davis will receive (1) the bonus payments described under items (ii) and (iii) above, and (2) the monthly payments described under item (iv) above, and (3) the benefits with respect to his outstanding equity awards described in item above. The amended employment agreement does not provide for any severance benefits in the event of Mr. Davis’s termination by us for cause or by Mr. Davis’s resignation without good reason.
The amended employment agreement provides that if any payments or benefits would be subject to the excise tax imposed on “parachute payments” under Section 4999 of the Internal Revenue Code of 1986, as amended, then Mr. Davis’s payments or benefits will either be delivered in full or will be limited to the maximum amount that could be paid without triggering

Executive Compensation

the excise tax, whichever results in the receipt by Mr. Davis on an after-tax basis of the greatest amount of benefits.
The amended employment agreement further provides that we will indemnify and hold harmless Mr. Davis to the fullest extent permitted by applicable law if he is made a party to, or reasonably anticipates being made a party to, any proceeding by reason of, or in connection with, his service to us or any of our affiliates, and such indemnification will continue after his service to us and our affiliates has terminated. Mr. Davis will also be entitled to advancement of any and all costs and expenses (including, without limitation, attorneys’ and other professional fees and charges) that he reasonably incurs in connection with any such proceeding or in connection with seeking to enforce his indemnification rights under the amended employment agreement, subject to repayment by Mr. Davis of any amount advanced if he is ultimately determined not to be entitled to indemnification against such costs and expenses. In addition, the amended employment agreement provides that during the term of the agreement and for six years thereafter, Mr. Davis will be entitled to directors’ and officers’ liability insurance coverage that is no less favorable to Mr. Davis in any respect than the coverage then provided to any of our other present or former directors or officers.
Ms. Godoy-Arbelaez, Mr. Reitz and Ms. Solomon

None of Ms. Godoy-Arbelaez, Mr. Reitz or Ms. Solomon have an employment agreement with us.
We have adopted a Change in Control Severance Protection Plan that applies to all Company employees. Pursuant to the terms of the plan, in the event of a change in control, in connection with termination without cause or termination for good reason, during a period beginning three months prior to closing the change in control transaction and ending 12 months thereafter, each of Ms. Godoy-Arbelaez, Mr. Reitz and Ms. Solomon would be entitled to an amount equal to 1.5 times the sum of their base salary and their average annual performance bonus for the past three years.

Executive Compensation

The following table summarizes the value of the termination payments and benefits that each of our NEOs would receive if a change in control had occurred on December 31, 2021 and/or if the executive had terminated employment on December 31, 2021 under the circumstances shown. The amounts shown in the tables do not include accrued but unpaid salary or payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, such as distributions of plan balances under our tax-qualified 401(k) plan, and death or disability benefits under our generally available welfare programs.
Summary of Potential Termination Payments and Benefits
Name	Termination for Cause or Resignation without Good Reason ($)	Termination without Cause or Resignation for Good Reason not in connection with a Change in Control ($)	Death or Disability ($)	Termination without Cause or Resignation for Good Reason in connection with a Change in Control ($)	Change in Control (without a termination of employment) ($)
Mr. Davis
Cash Severance	—	1,802,500(1)(3)	—(3)	2,703,750(2)(3)	—
Health Benefits	—	38,453(4)	—	38,453(4)	—
Value of Unvested Time-Based Awards(11)	—	665,810(5)	665,810(5)	665,810(6)	665,810(6)
Value of Unvested Performance-Based Awards(11)	—	—	174,087(7)	174,087(8)	174,087(8)
Total	—	2,506,763	839,897	3,582,100	839,897
Ms. Godoy-Arbelaez
Cash Severance(9)	—	—	—	651,325	—
Value of Unvested Time-Based Awards(11)	—	—	271,369(10)	271,369(6)	271,369(6)
Value of Unvested Performance-Based Awards(11)	—	—	53,360(7)	53,360(8)	53,360(8)
Total	—	—	324,729	976,054	324,729
Mr. Reitz
Cash Severance(9)	—	—	—	900,424	—
Value of Unvested Time-Based Awards(11)	—	—	327,365(10)	327,365(6)	327,365(6)
Value of Unvested Performance-Based Awards(11)	—	—	110,909(7)	110,909(8)	110,909(8)
Total	—	—	438,274	1,338,698	438,274
Ms. Solomon
Cash Severance(9)	—	—	—	701,656	—
Value of Unvested Time-Based Awards(11)	—	—	314,849(10)	314,849(6)	314,849(6)
Value of Unvested Performance-Based Awards(11)	—	—	76,457(7)	76,457(8)	76,457(8)
Total	—	—	391,306	1,092,962	391,306

(1)
Reflects severance amount equal to two times the sum of (x) Mr. Davis’s 2021 base salary and (y) his target bonus for 2021, payable in installments over a 24-month period.

(2)
Reflects severance amount equal to three times the sum of (x) Mr. Davis’s 2021 base salary and (y) his target bonus for 2021, payable in a single lump sum.

(3)
Excludes the pro rata bonus that Mr. Davis would be entitled to per the terms of his employment agreement because such bonus was fully earned as of December 31, 2021.

(4)
Represents monthly payments for 18 months equal to the excess of (i) the COBRA cost of group health benefits over (ii) the active employee rate for such coverage, based on COBRA 2021 rates.

(5)
Reflects the value of Mr. Davis’s time-based equity awards. Per the terms of Mr. Davis’s employment agreement, any restrictions on his outstanding equity awards that expire based solely on his continuous service with the Company will expire and all of his outstanding equity awards that vest based on continuous service with the Company will immediately become fully vested.

Executive Compensation

(6)
Time-based equity awards will become fully vested (A) upon a change in control if the awards are not assumed by the surviving company in the change in control, or (B) if such awards are assumed by the surviving company, then upon the executive’s termination without cause or resignation for good reason within two years following such change in control. For purposes of this table, we have assumed that the time-based awards were not assumed by the surviving company in the change in control.

(7)
Upon the executive’s termination of employment by reason of his or her death or disability (each, a “qualifying termination”) prior to the date that the Compensation Committee determines whether the performance objectives have been met (the “determination date”), the target payout opportunities under the 2020 LTI awards and 2021 LTI awards will be deemed to have been fully earned as of the date of termination based upon (i) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (ii) the actual level of achievement of all relevant performance goals, if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there will be a pro rata payout based upon the length of time within the performance period that has elapsed prior to the date of termination. Upon the executive’s termination of employment by reason of qualifying termination on or after the determination date, such awards will become immediately vested. For purposes of this table and based on performance through December 31, 2021, the value reflected in the table assumes achievement of the relevant performance goals at the threshold level of performance for the 2020 LTI awards, which were in the second half of the performance period as of December 31, 2021, and target level of performance for the 2021 LTI awards, which were in the first half of the performance period as of December 31, 2021, and in each case the payouts were prorated based upon the executive’s completion of two-thirds of the performance period (through December 31, 2021) with respect to the 2020 LTI awards and one-third of the performance period (through December 31, 2021), with respect to the 2021 LTI awards.

(8)
In the event of a change in control (as defined in the 2017 Incentive Plan), if the 2020 LTI Awards and the 2021 LTI Awards are assumed by the surviving company in the change in control, then, if the participant’s employment is terminated without cause or the participant resigns for good reason within two years following the change in control, the target payout opportunities under the 2020 LTI Awards and the 2021 LTI Awards will be deemed to have been fully earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals, if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there will be a pro rata payout based upon the length of time within the performance period that has elapsed prior to the date of termination of employment. If the 2020 LTI Awards and the 2021 LTI Awards are not assumed by the surviving company in the change in control, then the target payout opportunities under the 2020 LTI Awards and the 2021 LTI Awards will be deemed to have been fully earned as of the date of the change in control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the change in control occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals, if the change in control occurs during the second half of the applicable performance period, and, in either such case, there will be a pro rata payout based upon the length of time within the performance period that has elapsed prior to the change in control. If the change in control occurs on or after the determination date, and if such earned awards are not assumed by the surviving company in the change in control, then 100% of such earned award will become fully-vested on the effective date of the change in control. If the earned awards are assumed, then 100% of such earned awards will become fully-vested if the executive is terminated without cause or the executive resigns for good reason within two years of such change in control. For purposes of this table and based on performance through December 31, 2021, the value reflected in the table assumes that the awards are not assumed by the surviving company and, therefore, fully-vested and cancelled and, for purposes of determining performance, assumes achievement of the relevant performance goals at the threshold level of performance for the 2020 LTI awards, which were in the second half of the performance period as of December 31, 2021, and target level of performance for the 2021 LTI awards, which were in the first half of the performance period as of December 31, 2021, and in each case the payouts were prorated based upon the executive’s completion of two-thirds of the performance period (through December 31, 2021) with respect to the 2020 LTI awards and one-third of the performance period (through December 31, 2021), with respect to the 2021 LTI awards.

(9)
Reflects severance equal to 1.5 times the sum of the executive’s base salary and his or her average annual performance bonus for the past three years.

(10)
Time-based LTI awards will become fully vested upon the executive’s death or disability.

(11)
Based upon the closing price of our common stock on the NYSE on December 31, 2021, the last trading day in our 2021 fiscal year of $8.71.

Executive Compensation

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Brian Davis, our CEO, as of December 31, 2021. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.
For 2021, our last completed fiscal year, the median of the annual total compensation of all of our employees was $211,357, and the annual total compensation of our CEO as of December 31, 2021, as reported in the Summary Compensation Table included in this proxy statement, was $2,047,204.
Based on this information, for 2021, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was:	9.7 to 1.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustment and estimates that we used were as follows:
•
We selected December 31, 2021 as the date upon which we would identify the “median employee.” As of December 31, 2021, we had 21 employees working for us and our consolidated subsidiaries.

•
To determine our “median employee” from our employee population, we used “annual total compensation,” calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

•
Excluding our CEO, we had an even number of employees as of December 31, 2021, and therefore we had two median employees. As a result, we have calculated the median of the annual total compensation of all employees of the Company (other than our CEO) based on the average annual total compensation of the two median employees, each calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $211,357. Each of the two median employees was a full-time salaried employee located in the United States.

•
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column (column (j)) of our 2021 Summary Compensation Table included in this Proxy Statement.

Executive Compensation

PROPOSAL 2 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Each year we provide our stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of the named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. As described in detail in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation programs are designed to attract, retain and motivate employees of superior ability who are dedicated to the long-term interests of our stockholders. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic corporate goals, individual goals, and the realization of increased stockholder value.
We are asking our stockholders to indicate their support for the compensation of the named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of the named executive officers. This vote is not intended to address any specific item of compensation but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this proxy statement.
Accordingly, we ask our stockholders to vote “FOR” the approval, on an advisory basis, of the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis section, the Summary Compensation Table and the other related tables and narrative discussion.
Although the say-on-pay vote is advisory, and therefore not binding on us, our board of directors and the Compensation Committee value the opinions of our stockholders. The Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation as it deems appropriate.

Vote Required

Under our bylaws, approval of the proposal to approve, on an advisory basis, the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes will not be counted as votes cast for this proposal and therefore will have no effect on the outcome of the proposal.
Recommendation

Our board of directors unanimously recommends that stockholders vote “FOR” the approval, on an advisory basis, of our named executive officer compensation, as disclosed in this proxy statement in accordance with the rules of the SEC.

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AUDIT COMMITTEE MATTERS
REPORT OF THE AUDIT COMMITTEE
The primary responsibilities of the Audit Committee, as set forth in its charter, are:
•
to assist the board of directors in overseeing:

•
the integrity of the Company’s financial statements;

•
the effectiveness of the Company’s internal control over financial reporting;

•
the Company’s compliance with legal and regulatory requirements, including overseeing the Company’s legal compliance and ethics programs;

•
the independent auditors’ qualifications and independence; and

•
the performance of the Company’s internal audit function and independent auditors; and

•
to prepare a report of the Audit Committee which is to be included in the Company’s annual proxy statement filed with the Securities and Exchange Commission (“SEC”).

Management has primary responsibility for preparing the Company’s financial statements and establishing effective internal control over financial reporting. The independent auditors are responsible for auditing those financial statements and our internal control over financial reporting and expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles and on the effectiveness of our internal control over financial reporting based on criteria established by the Committee of Sponsoring Organizations of the Treadway Commission. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent auditors devote more time and have access to more information than does the Audit Committee. Accordingly, the Audit Committee’s role does not provide any special assurance with regard to our financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.
The Audit Committee met with management and Deloitte & Touche LLP, the Company’s independent auditors (“Deloitte”), to review and discuss the Company’s 2021 audited financial statements and the Company’s internal control over financial reporting. The Audit Committee discussed with management and Deloitte the critical accounting policies and estimates applied by the Company in the preparation of its financial statements, the critical audit matter included in Deloitte’s audit report, the quality, and not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments and the clarity of disclosures in the financial statements.
The Audit Committee also met with Deloitte and the Company’s internal auditor, in each case with and without members of management present, to discuss the results of their respective examinations, the evaluations of the Company’s internal control over financial reporting, and the overall quality and integrity of the Company’s financial reporting. Additionally, the Audit Committee reviewed the Company’s internal audit plan and the performance, responsibilities and budget of our internal auditor. The Audit Committee met with members of management to discuss the Company’s legal compliance and ethics programs.
The Audit Committee also oversaw compliance with and procedures for our receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing and other federal securities law matters, including the confidential and anonymous submissions of these complaints.
Deloitte has provided the Audit Committee with the written disclosures and the letter required by the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent auditors’ communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee also considered whether Deloitte’s provision

Audit Committee Matters

of non-audit services to the Company was compatible with the independence of the independent auditors.
The Audit Committee has established a policy, discussed below, requiring the pre-approval of all audit and non-audit services provided to us by Deloitte. The Audit Committee reviewed and pre-approved all fees paid to Deloitte as described below.
Based on the review and the discussions described above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:
Tim E. Bentsen, Chair
Mary E. McBride
Douglas D. Rubenstein

PRINCIPAL AUDITOR FEES
The Audit Committee reviewed the audit and non-audit services performed by Deloitte in 2021, as well as the fees charged by Deloitte for such services. The aggregate fees billed to us by Deloitte and Deloitte Tax
LLP for professional accounting services, including the audit of our annual financial statements, for the years ended December 31, 2021 and 2020 are set forth in the table below.

	2021	2020
Audit fees	$554,500	$606,720
Audit-related fees	—	—
Tax fees	$268,711	254,842
All other fees	—	—
Total	$823,211	$861,562
For purposes of the preceding table, the professional fees of Deloitte and Deloitte Tax LLP are classified as follows:
•
Audit fees — These are fees for professional services performed for the audit of our annual financial statements, the annual audit of the Company’s internal control over financial reporting and the required review of our quarterly financial statements and other procedures performed by Deloitte in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements.

•
Audit-related fees — These are fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews, and consultation concerning financial accounting and reporting standards.
•
Tax fees — These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning, and tax advice, including federal, state, and local issues. Services may also include assistance with tax audits and appeals before the Internal Revenue Service and similar state and local agencies, as well as federal, state, and local tax issues related to due diligence. The Tax fees reflected in the table above include tax consulting fees of $86,833 for 2021 and $162,737 for 2020.

•
All other fees — These are fees for any services not included in the above-described categories, including assistance with internal audit plans and risk assessments.

Audit Committee Matters

PREAPPROVAL POLICIES
The Audit Committee’s charter imposes a duty on the Audit Committee to preapprove all auditing services performed for us by our independent auditors as well as all permitted non-audit services, including the fees and terms thereof, in order to ensure that the provision of such services does not impair the auditors’ independence. Unless a type of service to be provided by the independent auditors has received “general” preapproval, it will require “specific” preapproval by the Audit Committee.
All requests or applications for services to be provided by the independent auditor that do not require specific preapproval by the Audit Committee are submitted to management and must include a detailed description of the services to be rendered. Management determines whether such services are included within the list of services that have received the general preapproval of the Audit Committee. The Audit Committee is informed on a timely basis of any such services rendered by the independent auditors.
Requests or applications to provide services that require specific preapproval by the Audit Committee are submitted to the Audit Committee by both the independent auditors and the principal financial officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. The Chair of the Audit Committee has been delegated the authority to specifically preapprove all services not covered by the general preapproval guidelines up to an amount not to exceed $75,000 per occurrence. Amounts requiring preapproval in excess of $75,000 per occurrence require specific preapproval by the full Audit Committee prior to engagement of our independent auditors. All amounts specifically preapproved by the Chair of the Audit Committee in accordance with this policy are disclosed to the full Audit Committee at the next regularly scheduled meeting.
All services rendered by Deloitte and Deloitte Tax LLP for the year ended December 31, 2021 were preapproved in accordance with the policies and procedures described above.

Audit Committee Matters

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The Audit Committee of our board of directors is responsible for appointing the independent auditors, understanding the terms of the audit engagement, negotiating the fees for the audit engagement and approving the terms of the audit engagement. The Audit Committee has appointed Deloitte & Touche LLP as our independent auditors to audit our consolidated financial statements for the fiscal year ending December 31, 2022 and to attest to the effectiveness of our internal control over financial reporting for 2022. During the fiscal year ended December 31, 2021, Deloitte served as our independent auditor, and Deloitte Tax LLP provided certain domestic tax and other services. Deloitte has served as our independent auditor since our formation in 2005.
In connection with Deloitte’s engagement for 2022, the Audit Committee discussed with Deloitte the terms of the audit engagement, the overall scope and plan for the audit, and the other matters required to be discussed by the PCAOB’s auditing standards. The Audit Committee had the opportunity to ask Deloitte questions relating to such matters. As in prior years, the Audit Committee, along with management and our internal auditor, reviewed Deloitte’s 2021 performance as part of its consideration of whether to appoint Deloitte as our independent auditors for 2022 and to recommend to the board that stockholders ratify this appointment. As part of this review, the Audit Committee considered the continued independence, objectivity and professional skepticism of Deloitte. The Audit Committee also considered, among other things, the length of time that Deloitte has served as our independent auditors, the nature and scope of our business, Deloitte’s industry expertise, external data and management’s perception relating to the depth and breadth of Deloitte’s auditing qualification and experience, the quantity and quality of Deloitte’s staff, the appropriateness of Deloitte’s fees, the communication and interaction with the Deloitte team over the course of the prior year, PCAOB reports on Deloitte, and the potential impact of changing our independent auditors.
The Audit Committee recognized the ability of Deloitte to provide both the necessary expertise to audit our financial statements and internal controls, as well as the efficiencies to us resulting from Deloitte’s long-standing and deep understanding of our business. The Audit Committee also considered the policies that Deloitte follows with respect to rotation of its key audit personnel so that there is a new partner-in-charge at least every five years. The Audit Committee is involved in the selection of the new partner-in-charge of the audit engagement when there is a rotation required under applicable rules. Additionally, the Audit Committee considered Deloitte’s focus on independence, their quality control policies, the quality and efficiency of the work performed, and the quality of discussions and feedback sessions.
Based on the results of its review, the Audit Committee concluded that Deloitte is independent and qualified and that it is in the best interests of us and our stockholders to appoint Deloitte to serve as our independent auditors for 2022. We are asking our stockholders to ratify the selection of Deloitte as our independent auditors for the fiscal year ending December 31, 2022.
Deloitte representatives will be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. In addition, the Deloitte representatives will be available to respond to appropriate questions posed by any stockholder.
Although ratification of the selection of Deloitte is not required by our charter or bylaws or otherwise, our board of directors is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection of Deloitte is ratified, the Audit Committee in its discretion may select a different firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

Audit Committee Matters

Vote Required

Under our bylaws, approval of the proposal to ratify the appointment of Deloitte as our independent auditors for the fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions will not be counted as votes cast and therefore will have no effect on the outcome of the vote. Broker non-votes will not arise in connection with, and will have no effect on the outcome of, the ratification of the appointment of Deloitte as our independent auditors because brokers may vote in their discretion on behalf of clients who have not furnished voting instructions.
Recommendation
Our board of directors unanimously recommends that stockholders vote “FOR” the ratification of the appointment of Deloitte as our independent auditors for the fiscal year ending December 31, 2022.

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STOCK OWNERSHIP
The following table sets forth information as of April 7, 2022, regarding the number and percentage of shares of common stock beneficially owned by: (1) any person known to us to be the beneficial owner of more than 5% of our outstanding shares; (2) each director and director nominee; (3) each named executive officer; and (4) all directors and executive officers as a group.
	Common Stock
Names of Beneficial Owners(1)	Shares	%
5% Stockholders:
Ranger Global Real Estate Advisors, LLC(2)	4,673,598	9.49%
BlackRock, Inc.(3)	4,043,483	8.21%
William Blair Investment Management, LLC.(4)	2,665,047	5.41%
Renaissance Technologies LLC(5)	2,590,667	5.26%
The Vanguard Group(6)	2,482,473	5.04%
Directors and Named Executive Officers:
Brian M. Davis(7)	264,049	*
Ursula Godoy-Arbelaez(8)	105,881	*
Todd P. Reitz(9)	112,216	*
Lesley H. Solomon(10)	92,367	*
Tim E. Bentsen(11)	1,938	*
James M. DeCosmo	8,091	*
Paul S. Fisher(12)	27,766	*
Mary E. McBride(13)	5,195	*
Douglas D. Rubenstein	43,254	*
All directors and executive officers as a group (9 persons)(14)	660,757	1.34%

*
Less than 1%.

(1)
Except as otherwise indicated below, each beneficial owner has the sole power to vote and dispose of all common stock held by that beneficial owner. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This table excludes common units in CatchMark Timber OP held by our executive officers and directors. Holders of common units, including those converted from LTIP units, have the option to cause CatchMark Timber OP to redeem such units after the units have been held for one year. Unless we exercise our right to purchase the common units in exchange for shares of our common stock, CatchMark Timber OP would redeem each such unit with cash equal to the value of one share of our common stock. For more information regarding our common units, see Note 8 — Noncontrolling Interest to our consolidated financial statements included in our annual report on Form 10-K filed with the SEC on March 3, 2022.

(2)
The amount shown and the following information are derived from the Schedule 13G filed with the SEC on February 14, 2022 in which Ranger Global Real Estate Advisors, LLC reported that as of December 31, 2021 it had sole voting and dispositive power over 4,673,598 shares. The address for Ranger Global Real Estate Advisors, LLC is 1801 Wewatta Street, 11th Floor, Denver, CO 80202.

(3)
The amount shown and the following information are derived from the Schedule 13G/A (Amendment No. 6) filed with the SEC on February 3, 2022 in which BlackRock, Inc. reported that as of December 31, 2021 it had sole voting power over 3,885,516 shares and sole dispositive power over 4,043,483 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(4)
The amount shown and the following information are derived from the Schedule 13G filed with the SEC on February 10, 2022 in which William Blair Investment Management, LLC reported that as of December 31, 2021 it had sole voting power over 1,734,850 shares and sole dispositive power over 2,665,047 shares. The address for William Blair Investment Management, LLC is 150 North Riverside Plaza, Chicago, IL 60606.

(5)
The amount shown and the following information are derived from the Schedule 13G/A (Amendment No. 3) filed with the SEC on February 11, 2022 in which Renaissance Technologies LLC reported that as of December 31, 2021 it had sole voting power over 2,571,267 shares and sole dispositive power over 2,590,667shares. The address for Renaissance Technologies LLC is 800 Third Avenue, New York, NY 10022.

Stock Ownership

(6)
The amount shown and the following information are derived from a Schedule 13G/A (Amendment No. 4) filed with the SEC on February 9, 2022 in which The Vanguard Group reported that as of December 31, 2021 it had shared voting power over 75,379 shares, sole dispositive power over 2,370,634 shares and shared dispositive power over 111,839 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(7)
Includes 57,971 shares of performance-based restricted stock. Excludes 15,411 common units of CatchMark Timber OP.

(8)
Includes 28,985 shares of performance-based restricted stock.

(9)
Includes 36,232 shares of performance-based restricted stock.

(10)
Includes 30,435 shares of performance-based restricted stock.

(11)
Excludes 8,434 common units of CatchMark Timber OP.

(12)
Excludes 15,133 common units of CatchMark Timber OP.

(13)
Excludes 15,133 common units of CatchMark Timber OP.

(14)
Includes all of our directors and executive officers as of the date of this proxy statement. The address for our directors and executive officers is 5 Concourse Parkway, Suite 2650, Atlanta, GA 30328.

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QUESTIONS AND ANSWERS ABOUT THE
ANNUAL MEETING AND VOTING
Below is information about voting and the annual meeting. To make this information easier to understand, we have presented this information in a question-and-answer format.
Why did you provide this proxy statement to me?

We are providing this proxy statement to you because our board of directors is soliciting your proxy to vote your shares at the annual meeting. This proxy statement includes information that we are required to provide to you under SEC rules to assist you in voting.
What matters may I vote on at the annual meeting?

At the annual meeting, you may vote on the following proposals:
1.	to elect the six nominees named in this proxy statement to serve on our board of directors;
2.	to approve, on an advisory basis, the compensation of our named executive officers;
3.	to ratify the appointment of Deloitte as our independent auditors for the fiscal year ending December 31, 2022; and
4.	any other proposal that may properly come before the annual meeting or any adjournment or postponement thereof.
What is a proxy?

A proxy is a person who votes the shares of stock of another person. The term “proxy” also refers to the proxy card. When you return the enclosed proxy card, or submit your proxy by phone or online, you are giving your permission to vote your shares of common stock at the annual meeting. The individuals who will be authorized to vote your shares of common stock at the annual meeting are Brian M. Davis, our Chief Executive Officer and President, and Ursula Godoy-Arbelaez, our Chief Financial Officer, Senior Vice President and Treasurer.
How will the proxies vote my shares?

The proxies will vote your shares of common stock as you instruct unless you return the proxy card and give no instructions. In this case, they will vote in accordance with the recommendations of our board of directors as follows:
1.	FOR the election of the six nominees named in this proxy statement to serve on our board of directors;
2.	FOR the approval, on an advisory basis, of the compensation of our named executive officers; and
3.	FOR the proposal to ratify the appointment of Deloitte as our independent auditors for the fiscal year ending December 31, 2022.
With respect to any other proposals to be voted on, the proxies will vote in accordance with the recommendation of our board of directors or, in the absence of such a recommendation, in the discretion of Mr. Davis and Ms. Godoy-Arbelaez. They will not vote your shares of common stock if you do not submit your proxy by phone or online or by returning a signed and dated proxy card to us. This is why it is important for you to vote by proxy as soon as possible, whether or not you plan on attending the annual meeting.
Who is entitled to vote?

Anyone who owned shares of our common stock at the close of business on April 7, 2022, the record date, is entitled to vote at the annual meeting.
When is the annual meeting and where will it be held?

The annual meeting will be held on Tuesday, June 14, 2022, at 10:00 a.m., Eastern Time and will be held virtually again this year. Stockholders can access the meeting online at the following link: www.meetnow.global/MDLTVTX.

Questions and Answers about the Annual Meeting and Voting

Who can attend the annual meeting?

You are entitled to attend the annual meeting only if you are a holder of record or a beneficial owner of shares of our common stock as of the record date or if you hold a valid proxy for the annual meeting. To participate in the annual meeting, stockholders of record must enter their 14-digit control number, which can be found on your Notice Regarding the Availability of Proxy Materials or proxy card.
Stockholders may vote during the annual meeting by following the instructions available on the meeting website.
If shares are held through an intermediary, such as a bank, broker or other nominee, stockholders must register in advance to attend the annual meeting. To register, stockholders must submit proof of their proxy power (legal proxy) reflecting their holdings along with their name and email address to Computershare Fund Services. Stockholders may forward an email from their intermediary or attach an image of their legal proxy to shareholdermeetings@computershare.com. Requests for registration must be received no later than 10:00 a.m., Eastern Time, on June 13, 2022. Stockholders will receive an email confirmation from Computershare Fund Services, which will include a control number that will allow the stockholder to vote at the annual meeting.
How many shares of common stock can vote?

As of the close of business on April 7, 2022, there were 49,247,661 shares of our common stock issued and outstanding. Every stockholder is entitled to one vote for each whole share of common stock held.
What is a “quorum”?

A “quorum” must be present in order for the annual meeting to be a duly held meeting at which business can be conducted. A quorum consists of the presence, virtually or by proxy, of stockholders holding a majority of all the votes entitled to be cast at the annual meeting. If a broker or other record holder of shares returns a proxy card indicating that it does not have discretionary authority to vote as to a particular matter (“broker non-votes”), those shares will be treated as not entitled to vote on that matter. Abstentions and broker non-votes will be counted to determine whether a quorum is present. If you submit a properly executed proxy card, then you will be considered part of the quorum.
How do I vote?

You may vote your shares of common stock either at the meeting or by proxy. Whether or not you plan to attend the annual meeting and vote at such time, we urge you to have your proxy vote recorded in advance of the annual meeting. Stockholders have the following three options for submitting their votes by proxy: (1) online; (2) by phone; or (3) by mail, using the enclosed proxy card (if you received a paper copy of the proxy materials). If you have internet access, we encourage you to vote by proxy online because it is convenient and it saves us significant postage and processing costs, which benefits you as a stockholder. In addition, when you vote by proxy online or by phone prior to the annual meeting date, your proxy vote is recorded immediately and there is no risk that postal delays will cause your proxy vote to arrive late and therefore not be counted. For further instructions on voting by proxy, see the enclosed proxy card accompanying this proxy statement. If you attend the annual meeting, you also may submit your vote during the meeting and any previous proxy votes that you submitted, whether online, by phone or by mail, will be superseded by the vote you cast at the annual meeting.
What if I vote by proxy and then change my mind?

You have the right to revoke your proxy at any time before the annual meeting by:
1.
notifying our Secretary;

2.
attending the annual meeting and voting during the meeting;

3.
returning another properly executed proxy card dated after your first proxy card if we receive it before the annual meeting date; or

4.
recasting your proxy vote online or by phone.

Only the most recent proxy vote will be counted, and all others will be discarded regardless of the method of voting.
Will my vote make a difference?

Yes. In particular, your vote could affect the composition of our board of directors. More generally, your presence, virtually or by proxy, is needed to ensure that we have a quorum and can act on each of the proposals presented.
YOUR VOTE IS VERY IMPORTANT!
Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Questions and Answers about the Annual Meeting and Voting

How does the board of directors recommend I vote on the proposals?

The board of directors recommends a vote:
1.	FOR the election of the six nominees named in this proxy statement to serve on our board of directors;
2.	FOR the approval, on an advisory basis, of the compensation of our named executive officers; and
3.	FOR the proposal to ratify the appointment of Deloitte as our independent auditors for the fiscal year ending December 31, 2022.
What is the voting requirement to elect the board of directors?

The affirmative vote of a majority of the total votes cast for and against a nominee at a meeting of stockholders duly called and at which a quorum is present is required for the election of our directors. Abstentions and broker non-votes do not count as votes cast for this proposal and therefore will not have any effect on the election of the directors. Please see “Proposal No. 1: Election of Directors.”
What is the voting requirement to approve, on an advisory basis, the compensation of our named executive officers?

The affirmative vote of a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve, on an advisory basis, the compensation of our named executive officers. Abstentions and broker non-votes do not count as votes cast for this proposal and therefore will not have any effect on the outcome of this proposal. The vote is advisory, and therefore not binding on us, our board of directors or the Compensation Committee of our board of directors. The Compensation Committee, however, will review the voting results and take them into consideration when making future decisions regarding executive compensation as it deems appropriate. Please see “Proposal No. 2: Advisory Vote to Approve Named Executive Officer Compensation.”
What is the voting requirement to ratify the appointment of Deloitte as our independent auditors for the fiscal year ending December 31, 2022?

The proposal to ratify the appointment of Deloitte as our independent auditors for the fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present.
Abstentions will not be counted as votes cast and will have no effect on the outcome of this proposal. Broker non-votes will not arise in connection with, and will have no effect on the outcome of, this proposal because brokers may vote on this proposal in their discretion on behalf of clients who have not furnished voting instructions. Even if the selection of Deloitte is ratified, the Audit Committee of our board of directors in its discretion may direct the appointment of a different firm at any time during the year if it determines that such a change would be in our best interests. Please see “Proposal No. 3: Ratification of Appointment of Independent Auditors.”
How will voting on any other business be conducted?

Although we do not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement, if any other business is properly presented at the annual meeting, your signed proxy card or proxy submitted by phone or online gives authority to Mr. Davis and Ms. Godoy-Arbelaez, and each of them, to vote on such matters in accordance with the recommendation of our board of directors or, in the absence of such a recommendation, in their discretion.
Where can I find the voting results of the annual meeting?

The preliminary voting results will be announced at the annual meeting. In addition, within four business days following the annual meeting, we intend to file the final voting results with the SEC on Form 8-K. If the final voting results have not been certified within that four-business day period, we will report the preliminary voting results on Form 8-K at that time and will file an amendment to the Form 8-K to report the final voting results within four business days of the date that the final results are certified.
When are stockholder proposals for the 2023 annual meeting of stockholders due?

Stockholders interested in nominating a person as a director or presenting any other business for consideration at our 2023 annual meeting of stockholders may do so by following the procedures prescribed in Article II, Section 11 of our bylaws and in Rule 14a-8 of the Exchange Act. To be eligible for presentation to and action by the stockholders at the 2023 annual meeting, director nominations and other stockholder proposals must be received by our Secretary at our executive offices no earlier than November 23, 2022 and no later than 5:00 pm, ET, on December 23, 2022. To be eligible for inclusion in our proxy statement for the 2023 annual meeting of

Questions and Answers about the Annual Meeting and Voting

stockholders, stockholder proposals must be received by our Secretary at our executive offices by December 23, 2022. However, if we hold the 2023 annual meeting before May 15, 2023 or after July 14, 2023, stockholders must submit proposals for inclusion in our 2023 proxy statement within a reasonable time before we begin to print our proxy materials.
Who pays the cost of this proxy solicitation?

We will pay all the costs of soliciting these proxies. We have retained Georgeson Inc., a Delaware corporation operating under the name Computershare Fund Services (“Computershare”), to assist us in the distribution of proxy materials and the solicitation of proxies. We expect to pay Computershare fees of approximately $12,500 to solicit proxies plus other fees and expenses for other services related to this proxy solicitation, which include review of certain proxy materials, dissemination of brokers’ search cards, distribution of notices of internet availability of proxy materials, distribution of proxy materials, operating online and phone voting systems, and receipt of executed proxies. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Our officers and directors may also solicit proxies, but they will not be specifically compensated for these services.
Is this proxy statement the only way that proxies are being solicited?

No. In addition to mailing a Notice Regarding the Availability of Proxy Materials on or about April 22, 2022 and mailing or providing access to these proxy solicitation materials, our directors and employees, as well as Computershare and any other third-party proxy service companies we retain, also may solicit proxies in person, via internet, by phone or by any other means of communication we deem appropriate.
If I share my residence with another stockholder, how many copies of the annual report and proxy statement should I receive?

In accordance with SEC rules, we are sending only a single set of the annual report and proxy statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family, unless we have received instructions to the contrary from any stockholder at that address. This practice is known as “householding” and is permitted by rules adopted by the SEC. This practice reduces the volume of duplicate information received at your household and helps us reduce costs, which benefits you as a stockholder. Each stockholder will continue to receive a separate proxy card or voting instruction card. We will deliver promptly, upon written or oral request, a separate copy of the annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy of the documents was previously delivered. If you received a single set of these documents for your household for this year but you would prefer to receive your own copy, you may direct requests for a separate copy to the following address:
CatchMark Timber Trust, Inc., c/o Computershare Inc., Computershare Fund Services, 1290 Avenue of the Americas, 9th Floor, New York, NY 10104,
866-963-6135
If you are a stockholder who receives multiple copies of our proxy materials, you may request householding by contacting us in the same manner and requesting a householding consent form.
What if I consent to have one set of materials mailed now but change my mind later?

You may withdraw your householding consent at any time by contacting Computershare at the address and phone number provided above. We will begin sending separate copies of stockholder communications to you within 30 days of receipt of your instruction.
The reason I receive multiple sets of materials is because some of the shares belong to my children. What happens if they move out and no longer live in my household?

When we receive notice of an address change for one of the members of the household, we will begin sending separate copies of stockholder communications directly to the stockholder at his or her new address. You may notify us of a change of address by contacting Computershare at
1-855-862-0044.
If I plan to attend the annual meeting virtually, should I notify anyone?

If you are a holder of record, you do not need to notify anyone prior to attending the annual meeting. If your shares are held through an intermediary, such as a bank, broker or other nominee, you must register in

Questions and Answers about the Annual Meeting and Voting

advance to attend the annual meeting. To register, stockholders must submit proof of their proxy power (legal proxy) reflecting their holdings along with their name and email address to Computershare Fund Services. Stockholders may forward an email from their intermediary or attach an image of their legal proxy to shareholdermeetings@computershare.com. Requests for registration must be received no later than 10:00 a.m., Eastern Time, on June 13, 2022. Stockholders will receive an email confirmation from Computershare Fund Services, which will include a control number that will allow the stockholder to attend and vote at the annual meeting.
Where can I find more information?

You may access, read and print copies of the proxy materials for the annual meeting, including this proxy statement, form of proxy card and annual report to stockholders, at the following website: www.catchmark.com/proxy.
We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC on its website at www.sec.gov.

APPENDIX A
RECONCILIATION OF NON-GAAP MEASURES TO GAAP
Adjusted EBITDA.   Adjusted EBITDA is a non-GAAP financial measure of operating performance. EBITDA is defined by the SEC as earnings before interest, taxes, depreciation and amortization; however, we have excluded certain other expenses which we believe are not indicative of the ongoing operating results of our timberland portfolio, and we refer to this measure as Adjusted EBITDA. As such, our Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Due to the significant amount of timber assets subject to depletion, significant income (losses) from unconsolidated joint ventures based on hypothetical liquidation book value, or HLBV, and the significant amount of financing subject to interest and amortization expense, management considers Adjusted EBITDA to be an important measure of our financial performance. By providing this non-GAAP financial measure, together with the reconciliation below, we believe we are enhancing investors’ understanding of our business and our ongoing results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered in isolation or as an alternative to, or substitute for net income, cash flow from operations, or other financial statement data presented in accordance with GAAP in our consolidated financial statements as indicators of our operating performance. For additional information, See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Adjusted EBITDA” in our annual report on Form 10-K filed with the SEC on March 3, 2022 for additional information. Our reconciliation of net income(loss) to Adjusted EBITDA for the years ended December 31, 2021 and 2020 follows (in thousands):
	Year Ended December 31,
	2021	2020
Net Income (Loss)	$58,403	$(17,538)
Add:
Depletion	23,729	29,112
Interest expense(1)	10,232	12,070
Amortization(1)	2,622	3,255
Income tax expense (benefit)	675	658
Depletion, amortization, and basis of timberland and mitigation credits sold included in loss from unconsolidated joint venture(2)	126	151
Basis of timberland sold, lease terminations and other(3)	9,325	13,606
Stock-based compensation expense	2,904	3,836
Gain on large dispositions(4)	(24,208)	(1,274)
HLBV loss from unconsolidated joint venture(5)	—	5,000
Gain on sale of unconsolidated joint venture interests	(35,000)	—
Post-employment benefits(6)	41	2,324
Other(7)	558	865
Adjusted EBITDA	$49,407	$52,065

(1)
For the purpose of the above reconciliation, amortization includes amortization of deferred financing costs, amortization of operating lease assets and liabilities, amortization of intangible lease assets, and amortization of mainline road costs, which are included in either interest expense, land rent expense, or other operating expenses in the accompanying consolidated statements of operations. Includes non-cash basis of timber and timberland assets written-off related to timberland sold, terminations of timberland leases and casualty losses.

(2)
Reflects our share of depletion, amortization, and basis of timberland and mitigation credits sold of the unconsolidated Dawsonville Bluffs Joint Venture.

(3)
Includes non-cash basis of timber and timberland assets written-off related to timberland sold, terminations of timberland leases and casualty losses.

(4)
Large dispositions are sales of blocks of timberland properties in one or several transactions with the objective to generate proceeds to fund capital allocation priorities. Large dispositions may or may not have a higher or better use than timber production or result in a price premium above the land’s timber production value. Such dispositions are infrequent in nature, are not part of core operations, and would cause material variances in comparative results if not reported separately.

(5)
Reflects HLBV losses from the Triple T Joint Venture, which is determined based on a hypothetical liquidation of the underlying joint venture at book value as of the reporting date. We exited the Triple T Joint Venture on October 14, 2021.

A-1

Appendix A

(6)
Reflects one-time, non-recurring post-employment benefits associated with the retirement of our former CEO, including severance pay, payroll taxes, professional fees, and accrued dividend equivalents.

(7)
Includes certain cash expenses paid, or reimbursement received, that management believes do not directly reflect the core business operations of our timberland portfolio on an on-going basis, including costs required to be expensed by GAAP related to acquisitions, transactions, joint ventures or new business initiatives.

Cash Available for Distribution.   Cash Available for Distribution (CAD) is a non-GAAP financial measure. It is calculated as cash provided by operating activities, adjusted for capital expenditures (excluding timberland acquisitions), working capital changes, cash distributions from unconsolidated joint ventures and certain cash expenditures that management believes do not directly reflect the core business operations of our timberland portfolio on an on-going basis, including costs required to be expensed by GAAP related to acquisitions, transactions, joint ventures or new business activities. Our reconciliation of cash provided by operating activities to CAD for the years ended December 31, 2021 and 2020 follows (in thousands):
	Year Ended December 31,
	2021	2020
Cash Provided by Operating Activities	$47,169	$40,455
Capital expenditures (excluding timberland acquisitions)	(4,908)	(5,527)
Working capital change	(3,152)	528
Distributions from unconsolidated joint ventures	157	455
Post-employment benefits	41	2,324
Interest paid under swaps with other-than-insignificant financing element	(5,772)	(4,328)
Other	558	865
Cash Available for Distribution	$34,093	$34,772
A-2

Your Proxy Vote is important!

Please remember that you can vote your Proxy by *INTERNET or TELEPHONE*.

It Saves Money! Voting by Internet or telephone saves postage costs, which can help minimize CatchMark Timber Trust, Inc.'s expenses.

It Saves Time! Vote instantly by Internet or telephone – 24 hours a day.

It's Easy! Just follow these simple steps:

1. Read your proxy statement and have it in hand.
2. Call toll-free ***1-800-337-3503*** or go to the website: ***www.catchmark.com/proxy***
3. Follow the recorded or on-screen instructions.
4. Unless you wish to change your vote, **do *not* mail your Proxy Card if you vote by Internet or telephone.**

Please detach at perforation before mailing.

PROXY

VOTE BY INTERNET: *www.catchmark.com/proxy*

VOTE BY TELEPHONE: 1-800-337-3503

32690_040122

XXXXXXXXXXXXXX code

   CATCHMARK TIMBER TRUST, INC. PROXY FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS                 Please detach at perforation before mailing.      PROXY CATCHMARK TIMBER TRUST, INC. PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS — JUNE 14, 2022 THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS  The undersigned stockholder hereby appoints Brian Davis and Ursula Godoy-Arbelaez, and each of them, as proxy and attorney-in-fact, each with the power to appoint his/her substitute, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders (the “Annual Meeting”) of CATCHMARK TIMBER TRUST, INC. (the “Company”), to be held virtually via live webcast only on June 14, 2022, and at any adjournments thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if personally present, as indicated on the reverse side of this card. The undersigned acknowledges receipt of the notice of the Annual Meeting, the proxy statement, and the 2021 annual report.  This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” each director nominee in Proposal No. 1 and “FOR” Proposal Nos. 2 and 3. The proxies are authorized to vote on such other matters as may properly come before the Annual Meeting or any adjournments thereof in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion, including but not limited to the power and authority to adjourn the meeting to a date not more than 120 days after the record date in the event that a quorum is not obtained by the June 14, 2022 Annual Meeting date.  All proxy votes must be received by 10:00 a.m. ET, June 14, 2022, in order to be certified in the final tabulation. In the event that the Annual Meeting is adjourned, all proxy votes must be received by 10:00 a.m. ET on the day the Annual Meeting is reconvened.  VOTE BY INTERNET: www.catchmark.com/proxy  VOTE BY TELEPHONE:  1-800-337-3503           32690_040122 TO VOTE BY MAIL, PLEASE COMPLETE AND RETURN THIS CARD. IF YOU PREFER, YOU MAY INSTEAD VOTE YOUR PROXY BY INTERNET OR TELEPHONE xxxxxxxxxxxxxx           code

Important Notice Regarding the Availability of Proxy Materials  for the Annual Meeting of Stockholders  to be held virtually June 14, 2022  The Proxy Statement for this meeting, a sample Proxy Card and the 2021 Annual Report are available at: www.catchmark.com/proxy      Stockholders can access the meeting online at the following link: www.meetnow.global/MDLTVTX. To participate in the Virtual Meeting enter the 14-digit control number from the shaded box on this card.  Stockholders may vote during the annual meeting by following the instructions available on the meeting website during the annual meeting.           Please detach at perforation before mailing.      TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE:      X  A      Proposals THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH DIRECTOR NOMINEE IN PROPOSAL NO. 1, “FOR” PROPOSAL NO. 2 AND “FOR” PROPOSAL NO. 3. Unless you direct otherwise, this authorized proxy will be voted as our board of directors recommends.  1. Election of directors to hold office for one-year terms expiring in 2023: FOR      AGAINST   ABSTAIN FOR      AGAINST   ABSTAIN FOR      AGAINST   ABSTAIN 01.  Tim E. Bentsen 02.  Brian M. Davis 03.  James M. DeCosmo 04.  Paul S. Fisher 05.  Mary E. McBride 06.  Douglas D. Rubenstein FOR      AGAINST   ABSTAIN 2. Approval, on an advisory basis, of the compensation of the Company’s named executive officers. FOR      AGAINST   ABSTAIN 3. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2022.   4. Transacting any other business that may properly come before the meeting or any adjournment or postponement thereof.   B   Authorized Signatures This section must be completed for your vote to be counted. Sign and Date Below. Note: Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it.  When shares are held jointly, each holder should sign.  When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature. Date (mm/dd/yyyy) Please print date below Signature 1 Please keep signature within the box Signature 2 Please keep signature within the box      Scanner bar code      xxxxxxxxxxxxxx                 CAT 32690                 xxxxxxxx